
                                                                    Exhibit 10.1

                                                                  EXECUTION COPY












--------------------------------------------------------------------------------





                          AGREEMENT AND PLAN OF MERGER





                          Dated as of February 28, 1999



                                  by and among



                          DUKE REALTY INVESTMENTS, INC.

                                       and

                                WEEKS CORPORATION








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ARTICLE I             THE REIT MERGER............................................................................2

         Section 1.1.      The REIT Merger.......................................................................2

         Section 1.2.      Closing...............................................................................2

         Section 1.3.      Effective Time........................................................................2

         Section 1.4.      Charter and By-laws...................................................................2

         Section 1.5.      Directors.............................................................................3

         Section 1.6.      Officers..............................................................................3

ARTICLE II            EFFECTS OF THE REIT MERGER; EXCHANGE OF CERTIFICATES.......................................3

         Section 2.1.      Effect on Capital Stock...............................................................3

                  (a)      Capital Stock Owned by Weeks or its Subsidiaries......................................3

                  (b)      Conversion of Weeks Capital Stock Into Duke Capital Stock.............................3

                  (c)      Shares of Duke Capital Stock..........................................................4

         Section 2.2.      Exchange of Certificates..............................................................4

                  (a)      Exchange Agent........................................................................4

                  (b)      Duke to Provide Merger Consideration..................................................4

                  (c)      Exchange Procedure....................................................................4

                  (d)      Record Dates; Distributions with Respect to Unexchanged Shares........................5

                  (e)      No Further Ownership Rights in Weeks Capital Stock....................................5

                  (f)      Unclaimed Merger Consideration........................................................6

                  (g)      No Fractional Shares..................................................................6

                  (h)      Withholding...........................................................................6

                  (i)      No Dissenters' Rights.................................................................6

ARTICLE III           REPRESENTATIONS AND WARRANTIES.............................................................6

         Section 3.1.      Representations and Warranties of Weeks...............................................6

                  (a)      Organization, Standing and Corporate Power of Weeks...................................6

                  (b)      Weeks Subsidiaries; Interests in Other Persons........................................7

                  (c)      Capital Structure.....................................................................7

                  (d)      Authority; Noncontravention; Consents.................................................9

                  (e)      SEC Documents; Financial Statements; Undisclosed Liabilities.........................10

                  (f)      Absence of Certain Changes or Events.................................................10

                  (g)      Litigation...........................................................................11

                  (h)      Absence of Changes in Benefit Plans; ERISA Compliance................................11

                  (i)      Taxes................................................................................12

                  (j)      No Loans or Payments to Employees, Officers or Directors.............................13
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                  (k)      Brokers; Schedule of Fees and Expenses...............................................13

                  (l)      Compliance with Laws.................................................................13

                  (m)      Contracts; Debt Instruments..........................................................13

                  (n)      OP Agreement.........................................................................14

                  (o)      Environmental Matters................................................................14

                  (p)      Weeks Properties.....................................................................16

                  (q)      Books and Records....................................................................17

                  (r)      Opinion of Financial Advisor.........................................................17

                  (s)      State Takeover Statutes; Rights Agreement............................................17

                  (t)      Investment Company Act of 1940.......................................................17

                  (u)      Proxy Statement and Registration Statement...........................................17

                  (v)      Vote Required........................................................................18

         Section 3.2.      Representations and Warranties of Duke...............................................18

                  (a)      Organization, Standing and Corporate Power of Duke...................................18

                  (b)      Duke Subsidiaries; Interests in Other Persons........................................19

                  (c)      Capital Structure....................................................................19

                  (d)      Authority; Noncontravention; Consents................................................20

                  (e)      SEC Documents; Financial Statements; Undisclosed Liabilities.........................21

                  (f)      Absence of Certain Changes or Events.................................................22

                  (g)      Litigation...........................................................................22

                  (h)      Absence of Changes in Benefit Plans; ERISA Compliance................................23

                  (i)      Taxes................................................................................24

                  (j)      No Loans or Payments to Employees, Officers or Directors.............................24

                  (k)      Brokers; Schedule of Fees and Expenses...............................................24

                  (l)      Compliance with Laws.................................................................25

                  (m)      Contracts; Debt Instruments..........................................................25

                  (n)      Duke OP Agreement....................................................................25

                  (o)      Environmental Matters................................................................25

                  (p)      Duke Properties......................................................................27

                  (q)      Opinion of Financial Advisor.........................................................27

                  (r)      State Takeover Statutes..............................................................27

                  (s)      1940 Act.............................................................................28

                  (t)      Proxy Statement and Registration Statement...........................................28

                  (u)      Vote Required........................................................................28

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ARTICLE IV            COVENANTS.................................................................................29

         Section 4.1.      Conduct of Business by Weeks and Weeks OP............................................29

         Section 4.2.      Conduct of Business by Duke..........................................................31

         Section 4.3.      Other Actions........................................................................32

ARTICLE V             ADDITIONAL COVENANTS......................................................................33

         Section 5.1.      Preparation of the Registration Statement and the Proxy Statement;
                           Shareholders' Meetings; Partners' Consents...........................................33

         Section 5.2.      Access to Information; Confidentiality...............................................34

         Section 5.3.      Commercially Reasonable Efforts; Notification........................................34

         Section 5.4.      Affiliates...........................................................................35

         Section 5.5.      Tax Treatment........................................................................35

         Section 5.6.      No Solicitation of Transactions......................................................35

         Section 5.7.      Public Announcements.................................................................36

         Section 5.8.      NYSE Listing.........................................................................36

         Section 5.9.      Letters of Accountants...............................................................36

         Section 5.10.     Transfer and Gains Taxes; Shareholder Demand Letters.................................37

         Section 5.11.     Benefit Plans and Other Employee Arrangements........................................37

                  (a)      Benefit Plans........................................................................37

                  (b)      Stock Incentive Plans................................................................37

                  (c)      Change in Control Agreements.........................................................38

         Section 5.12.     Indemnification; Directors' and Officers' Insurance..................................38

         Section 5.13.     Provisions Relating to Certain Weeks Indebtedness....................................40

         Section 5.14.     The Weeks Rights Plan................................................................40

         Section 5.15.     Coordination of Dividends............................................................40

         Section 5.16.     Existing Restrictions on Resale of Certain Falcon Properties.........................40

         Section 5.17.     Assumption of Warrants...............................................................40

         Section 5.18.     Weeks Notes..........................................................................41

         Section 5.19.     Duke OP Partnership Agreement........................................................41

         Section 5.20.     Registration Rights Agreements.......................................................41

         Section 5.21.     Interim Transactions Committee.......................................................41

         Section 5.22.     Executive Officer Appointments.......................................................41

ARTICLE VI            CONDITIONS PRECEDENT......................................................................41

         Section 6.1.      Conditions to Each Party's Obligation to Effect the Merger...........................41

                  (a)      Shareholder Approvals................................................................41

                  (b)      Listing of Shares....................................................................42
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                  (c)      Registration Statement...............................................................42

                  (d)      No Injunctions or Restraints.........................................................42

                  (e)      HSR Act..............................................................................42

         Section 6.2.      Conditions to Obligations of Duke....................................................42

                  (a)      Representations and Warranties.......................................................42

                  (b)      Performance of Obligations of Weeks and Weeks OP.....................................42

                  (c)      Material Adverse Change..............................................................42

                  (d)      Opinions Relating to REIT and Partnership Status.....................................42

                  (e)      Other Tax Opinion....................................................................43

                  (f)      Consents.............................................................................43

         Section 6.3.      Conditions to Obligation of Weeks and Weeks OP.......................................43

                  (a)      Representations and Warranties.......................................................43

                  (b)      Performance of Obligations of Duke and Duke OP.......................................43

                  (c)      Material Adverse Change..............................................................43

                  (d)      Opinions Relating to REIT and Partnership Status.....................................43

                  (e)      Other Tax Opinion....................................................................43

                  (f)      Consents.............................................................................44

                  (g)      Directors' Resignations..............................................................44

ARTICLE VII           BOARD ACTIONS.............................................................................44

         Section 7.1.      Board Actions........................................................................44

         Section 7.2.      Weeks Subsidiary Boards..............................................................44

ARTICLE VIII          TERMINATION, AMENDMENT AND WAIVER.........................................................45

         Section 8.1.      Termination..........................................................................45

         Section 8.2.      Expenses.............................................................................46

         Section 8.3.      Effect of Termination................................................................48

         Section 8.4.      Amendment............................................................................48

         Section 8.5.      Extension; Waiver....................................................................49

ARTICLE IX            GENERAL PROVISIONS........................................................................49

         Section 9.1.      Nonsurvival of Representations and Warranties........................................49

         Section 9.2.      Notices..............................................................................49

         Section 9.3.      Interpretation.......................................................................50

         Section 9.4.      Counterparts.........................................................................50

         Section 9.5.      Entire Agreement; No Third-Party Beneficiaries.......................................50

         Section 9.6.      GOVERNING LAW........................................................................50
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         Section 9.7.      Assignment...........................................................................51

         Section 9.8.      Enforcement..........................................................................51

ARTICLE X             CERTAIN DEFINITIONS.......................................................................51

         Section 10.1.     Certain Definitions..................................................................51



         Schedules

         A        Holders of Weeks Common Stock and OP Units Delivering Proxies to Duke

         B        Holders of Duke Common Stock and OP Units Delivering Proxies to Weeks

         C        Service Companies Owners

         D        Directors of the Surviving Corporation if 80% Duke Approval is Obtained

         E        Directors of the Surviving Corporation if 80% Duke Approval is Not Obtained

         F        Officers of the Surviving Corporation

         Exhibits

         A        Form of OP Merger Agreement

         B        Form of Weeks Agreement and Irrevocable Proxy

         C        Form of Duke Agreement and Irrevocable Proxy

         D        Forms of Weeks Services Companies Option Agreement

         E        Charter of the Surviving Corporation (if 80% Duke Approval is Obtained)

         F        By-laws of the Surviving Corporation (if 80% Duke Approval is Obtained)

         G        Charter of the Surviving Corporation (if 80% Duke Approval is Not Obtained)

         H        By-laws of the Surviving Corporation (if 80% Duke Approval is Not Obtained)

         I        Form of Affiliates Letter

         J        Duke Operating Partnership Agreement Amendments

         K        Form of King & Spalding Tax Opinion

         L        Form of Rogers & Wells LLP Tax Opinion

                                       v
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


1940 Act.........................................................................................................17
Acquiring Person.................................................................................................17
affiliate........................................................................................................51
Agreement.........................................................................................................1
Base Amount......................................................................................................46
Board.............................................................................................................3
By-laws...........................................................................................................2
CERCLA...........................................................................................................15
Certificate.......................................................................................................4
Charter...........................................................................................................2
Closing...........................................................................................................2
Closing Date......................................................................................................2
Code..............................................................................................................1
Competing Transaction............................................................................................36
Confidentiality Agreement........................................................................................34
DMI Restructuring................................................................................................32
Duke..............................................................................................................1
Duke Benefit Plan................................................................................................23
Duke Break-Up Expenses...........................................................................................46
Duke Break-UP Fee................................................................................................46
Duke Break-UP Fee Tax Opinion....................................................................................46
Duke Building Systems............................................................................................28
Duke Common Stock.................................................................................................3
Duke Disclosure Letter...........................................................................................18
Duke Encumbrances................................................................................................27
Duke ERISA Affiliate.............................................................................................23
Duke Exchange Agreements.........................................................................................20
Duke Expense Fee Base Amount.....................................................................................47
Duke Financial Statement Date....................................................................................22
Duke Information Technology......................................................................................28
Duke Material Adverse Change.....................................................................................22
Duke Material Adverse Effect.....................................................................................19
Duke Merger Shareholder Approval.................................................................................28
Duke OP...........................................................................................................1
Duke OP Approvals................................................................................................28
Duke OP Units....................................................................................................20
Duke Other Interests.............................................................................................19
Duke Preferred Stock.............................................................................................19
Duke Properties..................................................................................................27
Duke Property Restrictions.......................................................................................27
Duke SEC Documents...............................................................................................21
Duke Series F Preferred Stock.....................................................................................3
Duke Series H Preferred Stock.....................................................................................3
Duke Shareholder Approvals.......................................................................................28
Duke Shareholders Meeting........................................................................................33
Duke Special Charter Shareholder Approval........................................................................28
Duke Stock Options...............................................................................................20
Duke Stock Plans.................................................................................................19
Duke Subsidiary..................................................................................................52
Duke Tax Protection Agreement....................................................................................25

                                       vi
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

Duke Voting Agreements............................................................................................1
Duke Y2K Plan....................................................................................................28
Effective Time....................................................................................................2
Employee Plan....................................................................................................51
Environmental Law................................................................................................15
ERISA............................................................................................................11
Exchange Act.....................................................................................................10
Exchange Agent....................................................................................................4
Exchange Ratio....................................................................................................3
Executive Officer Appointments...................................................................................41
Final Weeks Dividend..............................................................................................5
GAAP.............................................................................................................10
GBCC..............................................................................................................2
Governing Laws....................................................................................................2
Governmental Entity...............................................................................................9
Hazardous Material...............................................................................................16
HSR Act..........................................................................................................10
IBCL..............................................................................................................2
indebtedness.....................................................................................................14
Indemnified Liabilities..........................................................................................38
Indemnified Parties..............................................................................................38
Indemnifying Parties.............................................................................................38
Knowledge........................................................................................................51
Law..............................................................................................................51
Laws..............................................................................................................9
Liens.............................................................................................................7
Merger Consideration..............................................................................................4
New Duke Preference Shares........................................................................................3
New Duke Preferred Stock..........................................................................................3
NYSE..............................................................................................................6
OP Merger.........................................................................................................1
OP Merger Agreement...............................................................................................1
Option Holder.....................................................................................................1
Person...........................................................................................................52
Proxy Statement...................................................................................................9
Qualifying Income................................................................................................46
Registration Statement...........................................................................................10
REIT..............................................................................................................1
REIT Merger.......................................................................................................1
REIT Requirements................................................................................................46
Release..........................................................................................................15
Rights Agreement.............................................................................................11, 17
SEC...............................................................................................................9
Securities Act...................................................................................................10
Series F Preference Share.........................................................................................3
Series H Preference Share.........................................................................................3
Services Companies Owners.........................................................................................1
Subsidiary.......................................................................................................52
Superior Competing Transaction...................................................................................44
Surviving Corporation.............................................................................................2
Surviving Corporation Material Adverse Effect....................................................................42
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
Takeover Statute.................................................................................................35
Tax Return.......................................................................................................12
Taxes or Tax.....................................................................................................12
Taxing Authority.................................................................................................12
Transfer and Gains Taxes.........................................................................................37
Weeks.............................................................................................................1
Weeks Benefit Plan...............................................................................................11
Weeks Break-Up Expenses..........................................................................................48
Weeks Break-Up Fee...............................................................................................47
Weeks Break-Up Fee Tax Opinion...................................................................................47
Weeks Building Systems...........................................................................................18
Weeks Common Stock................................................................................................1
Weeks Disclosure Letter...........................................................................................6
Weeks Encumbrances...............................................................................................16
Weeks ERISA Affiliate............................................................................................11
Weeks Exchange Agreements.........................................................................................8
Weeks Expense Fee Base Amount....................................................................................48
Weeks Financial Statement Date...................................................................................10
Weeks GP..........................................................................................................8
Weeks Information Technology.....................................................................................18
Weeks LP..........................................................................................................8
Weeks Material Adverse Change....................................................................................10
Weeks Material Adverse Effect.....................................................................................7
Weeks OP..........................................................................................................1
Weeks OP Agreement...............................................................................................14
Weeks OP Approvals...............................................................................................18
Weeks OP Units....................................................................................................8
Weeks Other Interests.............................................................................................7
Weeks Preferred Stock.............................................................................................1
Weeks Properties.................................................................................................16
Weeks Property Restrictions......................................................................................16
Weeks SEC Documents..............................................................................................10
Weeks Series A Preferred Stock....................................................................................1
Weeks Series D Preferred Stock....................................................................................1
Weeks Services Companies..........................................................................................2
Weeks Services Companies Option Agreement.........................................................................1
Weeks Shareholder Approvals......................................................................................18
Weeks Shareholders Meeting.......................................................................................33
Weeks Stock Options...............................................................................................8
Weeks Stock Plans.................................................................................................7
Weeks Subsidiary.................................................................................................52
Weeks Tax Protection Agreement...................................................................................14
Weeks Voting Agreements...........................................................................................1
Weeks Y2K Plan...................................................................................................18
Year 2000 Ready..................................................................................................18



                                      viii
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AGREEMENT AND PLAN OF MERGER (the "AGREEMENT"), dated as of February 28, 1999, by and between DUKE REALTY INVESTMENTS, INC., an Indiana corporation ("DUKE"), and WEEKS CORPORATION, a Georgia corporation ("WEEKS").

                                    RECITALS

         A. The Boards of Directors of Duke and Weeks each have determined that it is advisable and in the best interest of their respective companies and shareholders that upon the terms and subject to the conditions set forth in this Agreement, Weeks will merge with and into Duke, with Duke being the surviving corporation, in a merger (the "REIT MERGER") in which each issued and outstanding share of common stock, par value $.01 per share, of Weeks (the "WEEKS COMMON STOCK"), each issued and outstanding share of 8.0% Series A Cumulative Redeemable Preferred Stock, par value $.01 per share, of Weeks (the "WEEKS SERIES A PREFERRED STOCK") and each issued and outstanding share, if any, of 8.625% Series D Cumulative Redeemable Preferred Stock, par value $.01 per share, of Weeks (the "WEEKS SERIES D PREFERRED STOCK" and together with the Weeks Series A Preferred Stock, the "WEEKS PREFERRED STOCK") will be converted into the right to receive the applicable Merger Consideration (as defined below).

         B. Duke, as managing general partner of Duke Limited Partnership, an Indiana limited partnership ("DUKE OP"), and Weeks, as general partner (through a wholly owned subsidiary) of Weeks, L.P., a Georgia limited partnership ("WEEKS OP"), each has determined that it is advisable and in the best interest of their respective partnerships and partners that upon the terms and subject to the conditions set forth in an agreement and plan of merger between Duke OP and Weeks OP executed on the date hereof, a copy of which is attached as Exhibit A hereto (the "OP MERGER AGREEMENT"), Weeks OP will merge with and into Duke OP with Duke OP being the surviving partnership in such merger (the "OP MERGER").

         C. The parties intend that for federal income tax purposes the REIT Merger will qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and that, following the REIT Merger, Duke will continue to be subject to taxation as a real estate investment trust (a "REIT") within the meaning of the Code.

         D. Contemporaneously with the execution and delivery of this Agreement,
(i) certain holders of Weeks Common Stock named in Schedule A hereto and certain holders of limited partnership interests in Weeks OP named in Schedule A hereto have entered into agreements, each substantially in the form of Exhibit B hereto (the "WEEKS VOTING AGREEMENTS"), with Duke and Duke OP pursuant to which, among other things, those holders have granted to Duke irrevocable proxies to vote their shares and partnership interests in favor of the REIT Merger, this Agreement, the OP Merger, the OP Merger Agreement and the other transactions contemplated hereby and thereby and against any competing proposal, and (ii) certain holders of Duke Common Stock named in Schedule B hereto and certain holders of limited partnership interests in Duke OP named in Schedule B hereto have entered into agreements with Weeks and Weeks OP, each substantially in the form of Exhibit C hereto (the "DUKE VOTING AGREEMENTS"), pursuant to which, among other things, those holders have granted to Weeks irrevocable proxies to vote their shares and partnership interests in favor of the REIT Merger, this Agreement, the OP Merger, the OP Merger Agreement and the other transactions contemplated hereby and thereby and against any competing proposal.

         E. Contemporaneously with the execution and delivery of this Agreement, the persons named in Schedule C hereto (collectively the "SERVICES COMPANIES OWNERS") have entered into an option agreement, a copy of which is attached as Exhibit D hereto (the "WEEKS SERVICES COMPANIES OPTION AGREEMENT"), with MWSB, Inc. (the "OPTION HOLDER") pursuant to which the Weeks Services Companies Owners have granted the Option Holder an option to acquire all of the interests of the Weeks Services

Companies Owners in Weeks Realty Services, Inc. and Weeks Construction Services, Inc. (together, the "WEEKS SERVICES COMPANIES").

                                    AGREEMENT

         In consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                 THE REIT MERGER
                                 ---------------

         Section 1.1. THE REIT MERGER.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as hereinafter defined), Weeks shall be merged with and into Duke in accordance with the Indiana Business Corporation Law (the "IBCL") and the Georgia Business Corporation Code (the "GBCC," and together with the IBCL, the "GOVERNING LAWS"), whereupon the separate corporate existence of Weeks shall cease and Duke shall continue as the surviving corporation (the "SURVIVING CORPORATION").

         (b) The REIT Merger shall have the effects set forth in the Governing Laws. Accordingly, from and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities, liabilities and duties of Duke and Weeks.

         Section 1.2. CLOSING. The closing of the REIT Merger (the "CLOSING") will take place at 10:00 a.m. New York City time on the second business day after satisfaction or waiver of the conditions set forth in Article VI (the "CLOSING DATE"), at the offices of Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, unless another date or place is agreed to in writing by the parties.

         Section 1.3. EFFECTIVE TIME. On the Closing Date, the parties shall execute and file Articles of Merger or other appropriate documents in accordance with the Governing Laws, and shall make all other filings or recordings required with respect to the REIT Merger under the Governing Laws. The REIT Merger shall become effective one day after the day a certificate of merger or other appropriate documents for the OP Merger have been duly filed with the Secretary of State of Indiana and the Secretary of State of Georgia, or at such other time or times as may be agreed by Duke and Weeks and specified in the Articles of Merger (the time the REIT Merger becomes effective being the "EFFECTIVE TIME"), it being understood that the parties shall cause the Effective Time to occur as soon as practicable after the Closing Date but in any event at least one day after the effective time of the OP Merger.

         Section 1.4. CHARTER AND BY-LAWS. The articles of incorporation and by-laws of Duke, amended and restated substantially in the forms set forth in Exhibits E and F hereto, shall become the articles of incorporation (the "CHARTER") and by-laws (the "BY-LAWS") of the Surviving Corporation upon the Effective Time until further amended in accordance with applicable Indiana law; PROVIDED, HOWEVER, that if the Duke Special Charter Proposal (as defined below) is not approved at the Duke Shareholders Meeting (as defined in Section 5.1(b)) by the affirmative vote of at least 80% of Duke's issued and outstanding shares of capital stock ("80% DUKE APPROVAL"), the Charter and By-laws upon the Effective Time shall be substantially in the forms set forth in Exhibits G and H hereto until further amended in accordance with applicable Indiana law. The "DUKE SPECIAL CHARTER PROPOSAL" is the proposal, to be presented at the Duke Shareholders Meeting, to amend Duke's Charter to (i) increase the size of Duke's

Board of Directors to a minimum of five and a maximum of 23 and (ii) delete the references contained in Article XII of Duke's Charter to Section 7.01 of the Charter.

         Section 1.5. DIRECTORS. Immediately following the Effective Time, the Board of Directors of the Surviving Corporation (the "BOARD") and certain committees of the Board shall consist of the persons named on Schedule D hereto, each of whom shall be a member of the class indicated on Schedule D; PROVIDED, HOWEVER, that if the Duke Special Charter Proposal is not approved at the Duke Shareholder Meeting by the 80% Duke Approval, the Board and certain committees of the Board shall consist immediately following the Effective Time of the persons named on Schedule E hereto, each of whom shall be a member of the class indicated on Schedule E. If any person referred to in the preceding sentence should for any reason be unable or unwilling to serve, such person's replacement shall be selected before the Effective Time by mutual agreement of Duke and Weeks or after the Effective Time by the Board.

         Section 1.6. OFFICERS. The executive officers of the Surviving Corporation immediately following the Effective Time shall include the persons named on Schedule F hereto (or, if any such person should for any reason be unable or unwilling to serve, such other person or persons as shall be mutually agreed by Duke and Weeks), each of whom shall hold the position indicated on Schedule F hereto. If any such person should for any reason be unable or unwilling to serve, such person's replacement shall be selected before the Effective Time by mutual agreement of Duke and Weeks or after the Effective Time by the Board.

                                   ARTICLE II.

                           EFFECTS OF THE REIT MERGER;
                            EXCHANGE OF CERTIFICATES
                            ------------------------

         Section 2.1. EFFECT ON CAPITAL STOCK

         (a) CAPITAL STOCK OWNED BY WEEKS OR ITS SUBSIDIARIES. As of the Effective Time, any shares of capital stock of Weeks that are owned by Weeks or any Weeks Subsidiary automatically shall be cancelled and retired and all rights with respect thereto shall cease to exist, and no consideration shall be delivered in exchange therefor.

         (b) CONVERSION OF WEEKS CAPITAL STOCK INTO DUKE CAPITAL STOCK. At the Effective Time, except as provided in Section 2.1(a), (i) each issued and outstanding share of Weeks Common Stock shall be converted by virtue of the REIT Merger, automatically and without any action on the part of the holder thereof, into the right to receive from the Surviving Corporation 1.38 (the "EXCHANGE RATIO"") fully paid and nonassessable shares of common stock, par value $.01 per share, of Duke ("DUKE COMMON STOCK"), (ii) each issued and outstanding share of Weeks Series A Preferred Stock shall be converted by virtue of the REIT Merger, automatically and without any action on the part of the holder thereof, into the right to receive from the Surviving Corporation one fully paid and nonassessable preference share (a "SERIES F PREFERENCE SHARE"), representing 1/1000 of a share of 8.0% Series F Cumulative Redeemable Preferred Stock, par value $.01 per share, of Duke ("DUKE SERIES F PREFERRED STOCK") and (iii) each issued and outstanding share of Weeks Series D Preferred Stock (if any) shall be converted, by virtue of the REIT Merger, automatically and without any action on the part of the holder thereof, into the right to receive from the Surviving Corporation one fully paid and nonassessable preference share (a "SERIES H PREFERENCE SHARE", and together with the Series F Preference Shares, the "NEW DUKE PREFERENCE SHARES"), representing 1/1000 of a share of 8.625% Series H Cumulative Redeemable Preferred Stock, par value $0.01 per share, of Duke ("DUKE SERIES H PREFERRED STOCK", and together with the Duke Series F Preferred Stock, the "NEW DUKE PREFERRED STOCK"). At the Effective Time, all shares of Weeks Common Stock and

Weeks Preferred Stock outstanding immediately prior to the Effective Time shall cease to be outstanding and automatically shall be cancelled and retired and all rights with respect thereto shall cease to exist, and each holder of a certificate representing any shares of Weeks Common Stock or Weeks Preferred Stock (a "CERTIFICATE") shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such Certificate in accordance with Section 2.2(c), a certificate or certificates representing the shares of Duke Common Stock or New Duke Preference Shares, as applicable, into which those shares are converted pursuant to this Section 2.1(b) and any cash in lieu of fractional shares of Duke Common Stock to be issued or paid in consideration therefor upon surrender of such certificate (the "MERGER CONSIDERATION") and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.2(d), in each case without interest and less any required withholding taxes. Notwithstanding the foregoing, the rights of each stockholder of the Surviving Corporation under this Section 2.1 will be subject to the ownership limitations and other related provisions contained in the Charter.

         (c) SHARES OF DUKE CAPITAL STOCK. Upon the Effective Time, each share of capital stock of Duke outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one share of validly issued, fully paid and nonassessable capital stock of the same class and designation.

         Section 2.2. EXCHANGE OF CERTIFICATES.

         (a) EXCHANGE AGENT. Prior to the Effective Time, Duke shall appoint a bank or trust company that is reasonably acceptable to Weeks to act as exchange agent (the "EXCHANGE AGENT") for the exchange of the Merger Consideration for Certificates representing issued and outstanding Weeks Common Stock and Weeks Preferred Stock.

         (b) DUKE TO PROVIDE MERGER CONSIDERATION. Duke shall provide, or cause to be provided, to the Exchange Agent on and after the Effective Time from time to time as required pursuant to Section 2.2(c) and 2.2(g), for the benefit of the holders of Weeks Common Stock and Weeks Preferred Stock, certificates representing the shares of Duke Common Stock and New Duke Preferred Stock into which the issued and outstanding shares of Weeks Common Stock and Weeks Preferred Stock are converted pursuant to Section 2.1(b), together with the cash payable in respect of fractional shares pursuant to Section 2.2(g).

         (c) EXCHANGE PROCEDURE. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Duke may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates, in exchange for the applicable Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Duke, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable Merger Consideration and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(d), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Weeks Common Stock or Weeks Preferred Stock which is not registered in the transfer records of Weeks, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment either shall pay any transfer or other taxes required by reason of such payment being made to a person other than the registered holder of such Certificate or establish to the satisfaction of Duke that such tax or taxes have been paid or are not applicable. Until surrendered as contemplated by this
Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration, without interest, into which the shares theretofore represented by such Certificate shall have been converted pursuant to Section
2.1 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(d). No interest will be paid or will accrue on the applicable Merger Consideration upon the surrender of any Certificate or on any cash payable pursuant to Section 2.2(d) or Section 2.2(g).

         (d) RECORD DATES; DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES.

         (i) To the extent reasonably necessary to ensure satisfaction of the requirements of Section 857(a)(1) of the Code for the taxable year of Weeks ending at the Effective Time, Weeks shall declare a dividend (the "FINAL WEEKS DIVIDEND") to holders of shares of Weeks Common Stock, the record date for which shall be the close of business on the last business day prior to the Effective Time, in an amount equal to the minimum dividend sufficient to permit Weeks to satisfy such requirements. If Weeks determines it necessary to declare the Final Weeks Dividend, it shall notify Duke at least ten (10) days prior to the date for the Weeks Shareholders Meeting (as defined in Section 5.1(b)), and Duke shall declare a dividend per share to holders of Duke Common Stock, the record date for which shall be the close of business on the last business day prior to the Effective Time, in an amount per share equal to the quotient obtained by dividing (x) the Final Weeks Dividend per share of Weeks Common Stock paid by Weeks by (y) the Exchange Ratio. The dividends payable hereunder to holders of Weeks Common Stock shall be paid upon presentation of the Certificates of Weeks Common Stock for exchange in accordance with this Article II.

         (ii) No dividends or other distributions with respect to Duke Common Stock or New Duke Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(g), in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of such Certificate without interest, (A) at the time of such surrender, the amount of any cash payable in lieu of any fractional share of Weeks Common Stock to which such holder is entitled pursuant to Section 2.2(g) and (B) if such Certificate is exchangeable for one or more whole shares of Duke Common Stock, or New Duke Preferred Stock, (x) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Duke Common Stock or New Duke Preferred Stock, and (y) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Duke Common Stock or New Duke Preferred Stock.

         (e) NO FURTHER OWNERSHIP RIGHTS IN WEEKS CAPITAL STOCK. All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Article II (and any cash paid pursuant to Section 2.2(g)) shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Weeks Common Stock and Weeks Preferred Stock theretofore represented by such Certificates; subject, however, to the obligation of Weeks to pay, without interest, any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Weeks on such shares in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to such surrender, and there shall be no further registration of transfers on the stock transfer books of Weeks of the shares of Weeks Common Stock or Weeks Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are properly presented to the Surviving Corporation they shall be cancelled and exchanged as provided in this Article II.

         (f) UNCLAIMED MERGER CONSIDERATION. Any portion of the Merger Consideration delivered to the Exchange Agent pursuant to this Agreement that remains unclaimed for six months after the Effective Time shall be redelivered by the Exchange Agent to the Surviving Corporation, upon demand, and any holders of Certificates who have not theretofore complied with Section 2.2(b) shall thereafter look only to the Surviving Corporation for delivery of the Merger Consideration, subject to applicable abandoned property, escheat and other similar laws. The Surviving Corporation shall have no liability to any holder of shares of Weeks Common Stock or Weeks Preferred Stock for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any Merger Consideration remaining unclaimed by any holder of shares of Weeks Common Stock or Weeks Preferred Stock on the day immediately prior to the time such amounts otherwise would escheat to or become the property of any governmental entity shall, to the extent permitted by law, become the property of the Surviving Corporation, free and clear of any claim or interest of any Persons previously entitled thereto.

         (g) NO FRACTIONAL SHARES.

                  (i) No certificates or scrip representing fractional shares of Duke Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote, to receive dividends or to any other rights of a stockholder of Duke.

                  (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Weeks Common Stock who would otherwise have been entitled to receive a fraction of a share of Duke Common Stock (after taking into account all Certificates delivered by such holder) shall receive, upon surrender of such holder's Certificates in accordance with Section 2.1, a cash payment in lieu of such fractional shares of Duke Common Stock equal to the same fractional proportion of the arithmetic mean of the closing sales price of a share of Duke Common Stock on the New York Stock Exchange (the "NYSE") on each of the ten trading days immediately preceding the Closing Date.

         (h) WITHHOLDING. The Surviving Corporation or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Weeks Common Stock or Weeks Preferred Stock such amounts as the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Weeks Common Stock or Weeks Preferred Stock, as the case may be, in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

         (i) NO DISSENTERS' RIGHTS. No dissenters' or appraisal rights shall be available with respect to the REIT Merger.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         Section 3.1. REPRESENTATIONS AND WARRANTIES OF WEEKS. Except as set forth in the letter of even date herewith (with sections organized in accordance with Section 9.9) signed by the President or Chief Executive Officer and the Chief Financial Officer of Weeks and delivered to Duke prior to the execution hereof (the "WEEKS DISCLOSURE LETTER"), Weeks represents and warrants to Duke as follows:

         (a) ORGANIZATION, STANDING AND CORPORATE POWER OF WEEKS. Weeks is a corporation duly organized and validly existing under the laws of Georgia and has the requisite corporate power and authority to carry on its business as now being conducted. Weeks is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing of its properties or management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, financial condition or results of operations of Weeks and the Weeks Subsidiaries taken as a whole (a "WEEKS MATERIAL ADVERSE EFFECT").

         (b) WEEKS SUBSIDIARIES; INTERESTS IN OTHER PERSONS.

                  (i) Section 3.1(b)(i) of the Weeks Disclosure Letter sets forth each Weeks Subsidiary and the ownership interest therein of Weeks and each other Weeks Subsidiary. All the outstanding shares of capital stock of each Weeks Subsidiary that is a corporation have been validly issued and are fully paid and nonassessable and are not subject to any preemptive rights, and are owned by Weeks, by another Weeks Subsidiary or by Weeks and another Weeks Subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS"), and equity interests in each Weeks Subsidiary, including Weeks OP, that is a partnership, limited liability company or trust are owned by Weeks, by another Weeks Subsidiary or by Weeks and another Weeks Subsidiary free and clear of all Liens. Each Weeks Subsidiary that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted and each Weeks Subsidiary, including Weeks OP, that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Weeks Subsidiary, including Weeks OP, is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing of its properties or management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Weeks Material Adverse Effect.


                  (ii) Except for the capital stock of, or other equity interests in, the Weeks Subsidiaries and the other interests disclosed in
Section 3.1(b)(ii) of the Weeks Disclosure Letter (the "WEEKS OTHER INTERESTS"), Weeks does not own, directly or indirectly (including through any Weeks Subsidiary), any capital stock or other ownership interest, with a fair market value as of the date of this Agreement greater than $250,000 in any Person or which represents 5% or more of the outstanding voting power, capital stock or other ownership interest of any class in any Person. Neither Weeks nor any Weeks Subsidiary is in material default of any provision of any organizational documents governing or otherwise relating to its rights in any Weeks Other Interest. All such organizational documents are set forth in Section 3.1(b)(ii) of the Weeks Disclosure Letter and are in full force and effect.

         (c) CAPITAL STRUCTURE. The authorized capital stock of Weeks consists of 100,000,000 shares of Weeks Common Stock and 20,000,000 shares of preferred stock, par value $.01 per share. On the date hereof, (i) 19,743,232 shares of Weeks Common Stock and 6,000,000 shares of Weeks Series A Preferred Stock constitute all of the issued and outstanding capital stock of Weeks, (ii) 47,889 shares of Weeks Common Stock were available for issuance under Weeks' 1994 Incentive Stock Plan, (iii) 286,000 shares of Weeks Common Stock were available for issuance under Weeks' 1998 Incentive Stock Plan (the 1994 Incentive Stock Plan and the 1998 Incentive Stock Plan are collectively referred to as the "WEEKS STOCK PLANS"), (iv) 32,309 shares of Weeks Common Stock were issued but had not yet vested under restricted stock grants made pursuant to the Weeks Stock Plans, (v) 1,908,265 shares of Weeks Common Stock were reserved for issuance upon exercise of outstanding stock options to purchase shares of Weeks Common Stock granted to employees and directors of Weeks under the Weeks Stock Plans (the "WEEKS STOCK OPTIONS"), (vi) 7,324,677 shares of Weeks Common Stock were reserved for issuance upon exchange of units of limited partnership interest in Weeks OP ("WEEKS OP UNITS") for shares of Weeks Common Stock pursuant to the agreements listed in Section 3.1(c) of the Weeks Disclosure Letter (the "WEEKS EXCHANGE AGREEMENTS"), (vii) 1,046,729 shares of Weeks Common Stock and 1,400,000 shares of Weeks Series A Preferred Stock were reserved for issuance upon the exercise of the warrants issued pursuant to the Warrant Agreement, dated November 6, 1998, between Weeks and AEW Targeted Securities Fund, L.P. (the "AEW WARRANT"), (viii) 350,000 shares of Weeks Common Stock were reserved for issuance upon the exercise of the warrants issued pursuant to the Stock Purchase Agreement, dated February 24, 1998, among Weeks and Armando Codina, Codina Group, Inc. and St. Joe Corporation (the "CODINA WARRANTS"), (ix) 1,400,000 shares of Weeks Series A Preferred Stock and 1,046,729 shares of Weeks Common Stock were reserved for issuance upon the redemption and exchange of 1,400,000 Series C Preferred Weeks OP Units, (x) 100,000 shares of Weeks Series B Preferred Stock were reserved for issuance pursuant to the Rights Agreement (as defined in Section 3.1(f)) and (xi) 2,600,000 shares of Weeks Series D Preferred Stock were reserved for issuance upon the exchange of 2,600,000 Series D Preferred Weeks OP Units. On the date of this Agreement, except as set forth above in this Section 3.1(c), no shares of capital stock or other voting securities of Weeks were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights relating to the capital stock of Weeks. All outstanding shares of capital stock of Weeks are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Weeks having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Weeks may vote. Weeks GP Holdings, Inc., a wholly owned subsidiary of Weeks ("WEEKS GP") is the sole general partner of Weeks OP and holds a 1.247% general partner interest in Weeks OP. Weeks LP Holdings, Inc., a wholly owned subsidiary of Weeks ("WEEKS LP"), holds a 71.693% limited partner interest in Weeks OP. As of the date hereof, 27,067,909 common Weeks OP Units, 6,000,000 8.0% Series A Cumulative Redeemable Preferred OP Units, 1,400,000 8.0% Series C Preferred OP Units and 2,600,000 8.625% Series D Cumulative Redeemable Preferred OP Units are validly issued and outstanding, fully paid and nonassessable and not subject to preemptive rights. The common Weeks OP Units not held by Weeks or any Weeks Subsidiary are exchangeable for Weeks Common Stock on a one-for-one basis into an aggregate of 7,324,677 shares of Weeks Common Stock in accordance with the terms of the Weeks Exchange Agreements, subject to adjustment as provided in the Weeks Exchange Agreements. The Series C Preferred Weeks OP Units are subject to redemption or exchange on a one-for-one basis into an aggregate of 1,400,000 shares of Weeks Series A Preferred Stock pursuant to the terms of the Series C Preferred Weeks OP Units. The Series D Weeks Preferred OP Units are exchangeable on a one-for-one basis into an aggregate of 2,600,000 shares, Weeks Series D Preferred Stock pursuant to the terms of the Series D Preferred Weeks OP Units. Section 3.1(c) of the Weeks Disclosure Letter sets forth the name, number and class of Weeks OP Units and the percentage interest of each partner in Weeks OP. Except as set forth in this
Section 3.1(c), and except for the Weeks Stock Options, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Weeks or any Weeks Subsidiary, including Weeks OP, is a party or by which such entity is bound, obligating Weeks or any Weeks Subsidiary, including Weeks OP, to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Weeks or any Weeks Subsidiary, including Weeks OP, or obligating Weeks or any Weeks Subsidiary, including Weeks OP, to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking other than to Weeks or a Weeks Subsidiary. Except as set forth in this Section 3.1(c), there are no outstanding contractual obligations of Weeks or any Weeks Subsidiary, including Weeks OP, to repurchase, redeem or otherwise acquire any shares of capital stock of Weeks or any capital stock, voting securities or other ownership interests in

Weeks or any Weeks Subsidiary, including Weeks OP, or make any material investment (in the form of a loan, capital contribution or otherwise) in any Person (other than a Weeks Subsidiary, including Weeks OP).

         (d) AUTHORITY; NONCONTRAVENTION; CONSENTS. Weeks has the requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Weeks Shareholder Approvals (as defined in Section 3.1(v)), to consummate the transactions contemplated by this Agreement to which Weeks is a party. Weeks GP, as Weeks OP's sole general partner, has the requisite power and authority to enter into the OP Merger Agreement and to consummate the transactions contemplated by the OP Merger Agreement. The execution and delivery of this Agreement and any other agreement contemplated by this Agreement by Weeks and the consummation by Weeks of the transactions contemplated hereby to which Weeks is a party have been duly authorized by all necessary corporate action on the part of Weeks, subject to receipt of the Weeks Shareholder Approvals. The execution and delivery of the OP Merger Agreement and any other agreement contemplated by this Agreement or the OP Merger Agreement by Weeks GP, as the sole general partner of Weeks OP, and by Weeks OP and the consummation by Weeks OP of the transactions contemplated hereby and by the OP Merger Agreement have been duly authorized by all necessary partnership action. This Agreement, the OP Merger Agreement and the other agreements contemplated by this Agreement have been duly executed and delivered by Weeks, Weeks GP or Weeks OP, as the case may be, and constitute valid and binding obligations of Weeks, Weeks GP or Weeks OP, as the case may be, enforceable against Weeks, Weeks GP or Weeks OP in accordance with their terms. The execution and delivery of this Agreement, the OP Merger Agreement and the other agreements contemplated by this Agreement by Weeks, Weeks GP and Weeks OP do not, and the consummation of the transactions contemplated hereby and thereby to which either Weeks or Weeks OP is a party and compliance by Weeks, Weeks GP or Weeks OP with the provisions of this Agreement, the OP Merger Agreement and the other agreements contemplated by this Agreement and the OP Merger Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Weeks or any Weeks Subsidiary (including Weeks OP) under, (i) the articles of incorporation or by-laws of Weeks or the comparable articles of incorporation or organizational documents or partnership or similar agreement (as the case may be) of any Weeks Subsidiary,
(ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, contract, franchise or license applicable to Weeks or any Weeks Subsidiary (including Weeks OP) or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "LAWS") applicable to Weeks or any Weeks Subsidiary (including Weeks OP), or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Weeks Material Adverse Effect or (y) materially delay or prevent the consummation of the REIT Merger or the OP Merger or the other transactions contemplated by this Agreement or the OP Merger Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency (a "GOVERNMENTAL ENTITY"), is required by or with respect to Weeks or any Weeks Subsidiary (including Weeks
OP) in connection with the execution and delivery of this Agreement, the OP Merger Agreement or the other agreements contemplated by this Agreement by Weeks or Weeks OP, as the case may be, or the consummation by Weeks and the Weeks Subsidiaries (including Weeks OP) of any of the other transactions contemplated hereby and thereby, except for (i) the filing with the Securities and Exchange Commission (the "SEC") of (x) a joint proxy statement relating to the approval by Weeks' shareholders and Duke's shareholders of the transactions contemplated by this Agreement (as amended or supplemented from time to time, the "PROXY STATEMENT") and a registration statement relating to the issuance of the Merger Consideration (the "REGISTRATION STATEMENT"), and (y) such reports under Section 13 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of the Articles of Merger for the REIT Merger with the Secretary of State of Indiana and the Secretary of State of Georgia and the filing of a certificate of merger for the OP Merger with the Secretary of State of Indiana and the Secretary of State of Georgia, (iii) such filings as may be required in connection with the payment of any Transfer and Gains Taxes (as defined below), (iv) the termination or expiration of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT" ) and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings as are set forth in Section 3.1(d) of the Weeks Disclosure Letter or (A) as may be required under (x) federal, state, local or foreign environmental laws or (y) the "blue sky" laws of various states or (B) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or the OP Merger Agreement or otherwise prevent Weeks or Weeks OP from performing their obligations under this Agreement or the OP Merger Agreement in any material respect or have, individually or in the aggregate, a Weeks Material Adverse Effect.

         (e) SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. Weeks and Weeks OP have filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 and August 4, 1997, respectively (collectively, the "WEEKS SEC DOCUMENTS"). All of the Weeks SEC Documents (other than preliminary materials or materials that were subsequently amended), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Weeks SEC Documents. None of the Weeks SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been amended, modified or superseded by later filed Weeks SEC Documents. None of the Weeks SEC Documents is the subject of any confidential treatment request by Weeks or Weeks OP. Section 3.1(e) of the Weeks Disclosure Letter lists all of the Weeks SEC Documents filed with the SEC since January 1, 1998. The consolidated financial statements of Weeks and Weeks OP, as applicable, included in the Weeks SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of interim financial statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects, in accordance with the applicable requirements of GAAP, the consolidated financial position of Weeks and the Weeks Subsidiaries taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of interim financial statements, to normal year-end adjustments). Except as set forth in the Weeks SEC Documents filed with the SEC prior to the date of this Agreement, neither Weeks nor any Weeks Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Weeks or in the notes thereto and which, individually or in the aggregate, would have a Weeks Material Adverse Effect.

         (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Weeks SEC Documents filed with the SEC prior to the date of this Agreement, since December 31, 1997 (the "WEEKS FINANCIAL STATEMENT DATE") and to the date of this Agreement, Weeks and the Weeks Subsidiaries have conducted their business only in the ordinary course and there has not been (i) any change that would have a Weeks Material Adverse Effect (a "WEEKS MATERIAL ADVERSE CHANGE"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Weeks Material Adverse Change, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Weeks' capital stock or any Weeks OP Units, except for (A) regular quarterly dividends (in the case of Weeks) not in excess of $.505 per share of Weeks Common Stock and regular quarterly dividends on Weeks Series A Preferred Stock not in excess of $.50 per share of Weeks Series A Preferred Stock, (B) the payment of a preferred stock purchase right dividend pursuant to a Rights Agreement between Weeks and Wachovia Bank, N.A. dated May 20, 1998 (the "RIGHTS AGREEMENT"), (C) the Final Weeks Dividend and the corresponding Weeks OP distribution, (D) regular quarterly distributions (in the case of Weeks OP) of $.505 per Weeks Common OP Unit, $.50 per Series A Preferred OP Unit, $.50 per Series C Preferred OP Unit and $.5390625 per Series D Preferred OP Unit and (E) any distributions by any Weeks Subsidiaries (other than Weeks OP) to other Weeks Subsidiaries or to Weeks, in each case, with customary record and payment dates, (iii) any split, combination or reclassification of any of Weeks' capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its capital stock or any issuance of an ownership interest in, any Weeks Subsidiary, (iv) any damage, destruction or loss, whether or not covered by insurance, that has or would have a Weeks Material Adverse Effect, or (v) any change in accounting methods, principles or practices by Weeks materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the Weeks SEC Documents filed with the SEC prior to the date of this Agreement, or required by a change in GAAP.

         (g) LITIGATION. Except as disclosed in the Weeks SEC Documents filed with the SEC prior to the date of this Agreement, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of Weeks and the Weeks Subsidiaries which are covered by adequate insurance, there is no suit, action or proceeding pending or, to the knowledge of Weeks, threatened against or affecting Weeks or any Weeks Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have a Weeks Material Adverse Effect or (ii) prevent the consummation of any of the transactions contemplated herein, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Weeks or any Weeks Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

         (h) ABSENCE OF CHANGES IN BENEFIT PLANS; ERISA COMPLIANCE.

                  (i) Except as disclosed in the Weeks SEC Documents filed with the SEC prior to the date of this Agreement, since the Weeks Financial Statement Date, there has not been any adoption or amendment in any material respect, or the undertaking of any additional obligation, by Weeks, any Weeks Subsidiary or any Weeks ERISA Affiliate (as defined below) of any Weeks Benefit Plan (as defined below). For purposes of this Agreement, "Weeks Benefit Plan" shall mean any Employee Plan sponsored or maintained by Weeks, any Weeks Subsidiary or any Weeks ERISA Affiliate, or with respect to which Weeks, any Weeks Subsidiary or any Weeks ERISA Affiliate has any obligation to contribute, has liability under or is otherwise a party to, or which otherwise provides benefits for any current or former employees, officers, directors or other independent contractors (or their dependents and beneficiaries) of Weeks or any Weeks Subsidiary. For purposes of this Agreement, "Weeks ERISA Affiliate" means any entity required to be aggregated with any of Weeks or any Weeks Subsidiary under Sections 414(b),
(c), (m) or (o) of the Code or Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Section 3.1(h)(i) of the Weeks Disclosure Letter sets forth each Weeks Benefit Plan.

                  (ii) Except as described in the Weeks SEC Documents filed with the SEC prior to the date of this Agreement or as would not have a Weeks Material Adverse Effect, (A) all Weeks Benefit Plans, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, are in compliance with the terms of such plan and all applicable requirements of law, including ERISA and the Code and, without limitation, the requirements of ERISA and all tax rules for which favorable tax treatment is intended, and (B) there are no liabilities or obligations with respect to any such Weeks Benefit Plan, whether accrued, contingent or otherwise (other than obligations by Weeks and the Weeks Subsidiaries to make contributions, and for such plan to pay benefits and administrative costs, incurred in the ordinary course), nor to the knowledge of Weeks are any such liabilities or obligations expected to be incurred. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or together with the occurrence of any additional or subsequent events) constitute an event under any Weeks Benefit Plan, policy, program, arrangement or agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or director, will not result in any "golden parachute payments" being due (as defined for purposes of Section 280G of the Code), or result in any breach or violation of, or a default under, any of the Weeks Benefit Plans. The only severance agreements or severance policies applicable to Weeks or the Weeks Subsidiaries are the agreements and policies specifically referred to in
Section 3.1(h)(ii) of the Weeks Disclosure Letter.

                  (iii) Without limiting the foregoing, each Weeks Benefit Plan which is intended to be tax-qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified and such determination has not been modified, revoked or limited, and no circumstances have occurred that would adversely affect the tax-qualified status of any such plan. No Weeks Benefit Plan is or has ever been subject to Part III of Subtitle B of Title I of ERISA or Title IV of ERISA or Section 412 of the Code. None of Weeks or any Weeks Subsidiary, or any "party in interest" (as defined in Section 3(14) of ERISA) or any "disqualified person" (as defined in Section 4975 of the Code) with respect to any Weeks Benefit Plan, has engaged in a non-exempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA that would have a Weeks Material Adverse Effect.

         (i) TAXES.

                  (i) Each of Weeks and each Weeks Subsidiary (including Weeks
OP) has timely filed all Tax Returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so). Each such Tax Return is true, correct and complete in all material respects. Weeks and each Weeks Subsidiary (including Weeks OP) have paid (or Weeks has paid on their behalf), within the time and manner prescribed by law, all Taxes that are due and payable. The Tax Returns of Weeks and each Weeks Subsidiary have not been audited by any Governmental Entity responsible for tax matters (a "TAXING AUTHORITY"). There are no Tax liens upon the assets of Weeks or any Weeks Subsidiary other than liens for Taxes not yet due. The most recent financial statements contained in the Weeks SEC Documents filed with the SEC prior to the date of this Agreement reflect an adequate reserve for all material Taxes payable by Weeks and by each Weeks Subsidiary for all taxable periods and portions thereof through the date of such financial statements. Since the Weeks Financial Statement Date, Weeks has incurred no liability for federal taxes, other than withholding and employment taxes, under the Code or IRS Notice 88-19. To the knowledge of Weeks, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon Weeks. No deficiencies for any Taxes have been proposed, asserted or assessed against Weeks or any of the Weeks Subsidiaries, and no requests for waivers of the time to assess any such Taxes have been granted or are pending. As used in this Agreement, "TAXES" or "TAX" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment withholding, property, recording, stamp, sales, excise or other tax or governmental charges of any nature whatsoever, together with any penalties, interest or additions thereto and "TAX RETURN" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  (ii) Weeks (A) for each taxable year beginning with the taxable year ending on December 31, 1994, has been subject to taxation as a REIT within the meaning of the Code and has satisfied the requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT through the end of its taxable year ending at the Effective Time, and (C) has not taken or omitted to take any action which could reasonably be expected to result in a challenge to its status as a REIT, and no such challenge is pending or to Weeks' knowledge, threatened. Weeks OP has at all times, and each other Weeks Subsidiary which is a partnership or files Tax Returns as a partnership or limited liability company for federal income tax purposes has since its acquisition by Weeks been classified for federal income tax purposes as a partnership or disregarded entity and not as an association taxable as a corporation, or a "publicly traded partnership" within the meaning of Section 7704(b) of the Code that is treated as a corporation for federal income tax purposes under Section 7704(a) of the Code. Neither Weeks nor any Weeks Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as announced in IRS Notice 88 19 or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

                  (iii) As of the date hereof, Weeks does not have any earnings and profits attributable to Weeks or any other corporation in any non-REIT year within the meaning of Section 857 of the Code.

                  (iv) To the best knowledge of Weeks, Weeks qualifies as a "domestically-controlled" REIT within the meaning of Section 897(h)(4)(B) of the Code, as of the date hereof.

         (j) NO LOANS OR PAYMENTS TO EMPLOYEES, OFFICERS OR DIRECTORS. Except as disclosed in the Weeks SEC Documents or as otherwise specifically provided for in this Agreement, there is no (i) loan outstanding from or to any employee or director, (ii) employment or consulting contracts, (iii) agreements requiring payments to be made on a change of control or otherwise as a result of the consummation of the REIT Merger, the OP Merger or any of the other transactions contemplated by this Agreement or the OP Merger Agreement with respect to any employee, officer or director of Weeks or any Weeks Subsidiary or (iv) any agreement to appoint or nominate any person as a director of Weeks.

         (k) BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than Goldman, Sachs & Co., the fees and expenses of which, as set forth in a letter agreement between Weeks and such financial advisor, have previously been disclosed to Duke and will be paid by Weeks, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the REIT Merger or the OP Merger or any of the other transactions contemplated by this Agreement or the OP Merger Agreement based upon arrangements made by or on behalf of Weeks or any Weeks Subsidiary.

         (l) COMPLIANCE WITH LAWS. Except as disclosed in the Weeks SEC Documents filed with the SEC prior to the date of this Agreement, neither Weeks nor any of the Weeks Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Weeks Material Adverse Effect.

         (m) CONTRACTS; DEBT INSTRUMENTS.

         (i) Neither Weeks nor any Weeks Subsidiary has received written notice that it is in violation of or in default under, in any material respect (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under), any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise or license, or any agreement to acquire real property, or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, result in a Weeks Material Adverse Effect.

                  (ii) Section 3.1(m)(ii) of the Weeks Disclosure Letter sets forth (A) a detailed list of all indebtedness of Weeks or any of the Weeks Subsidiaries, other than indebtedness payable to Weeks or a wholly owned Weeks Subsidiary, in an aggregate principal amount in excess of $5,000,000 per item is outstanding or may be incurred and (B) the respective principal amounts outstanding thereunder on December 31, 1998. For purposes of this Section 3.1(m)(ii) and Section 3.2(m)(ii), "indebtedness" shall mean, with respect to any person, without duplication, (A) all indebtedness of such person for borrowed money, whether secured or unsecured, (B) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (C) all capitalized lease obligations of such person,
(D) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof), and (E) all guarantees of such person of any such indebtedness of any other person.

                  (iii) Neither Weeks nor any Weeks Subsidiary has entered into or is subject, directly or indirectly, to any Weeks Tax Protection Agreements. As used herein, a "WEEKS TAX PROTECTION AGREEMENT" is an agreement, oral or written, (A) that has as one of its purposes to permit a Person to take the position that such Person could defer federal taxable income attributable to the acquisition or ownership of Weeks OP Units or an interest in any other Weeks Subsidiary that is treated as a partnership for federal income tax purposes, and
(B) that (i) prohibits or restricts in any manner the disposition of any assets of Weeks or any Weeks Subsidiary, (ii) requires that Weeks or any Weeks Subsidiary maintain, increase or put in place, or replace, indebtedness, whether or not secured by one or more of the Weeks Properties, or (iii) requires that Weeks or any Weeks Subsidiary offer to any person or entity at any time the opportunity to guarantee or otherwise assume, directly or indirectly, the risk of loss for federal income tax purposes for indebtedness or other liabilities of Weeks or any Weeks Subsidiary.

         (n) OP AGREEMENT. The Agreement of Limited Partnership of Weeks OP, as amended through the date hereof (the "WEEKS OP AGREEMENT") has been duly authorized, executed and delivered by Weeks GP and Weeks LP. Assuming due execution by the limited partners of Weeks OP, the Weeks OP Agreement constitutes a valid and binding obligation of Weeks GP and Weeks LP, enforceable against Weeks GP and Weeks LP in accordance with its terms.

         (o) ENVIRONMENTAL MATTERS. Except as disclosed in Section 3.1(o) of the Weeks Disclosure Letter, each of Weeks and each Weeks Subsidiary has obtained all licenses, permits, authorizations, approvals and consents from Governmental Entities which are required of Weeks and each Weeks Subsidiary in respect of its business, operations, assets or properties under any applicable Environmental Law (as defined below) and each of Weeks and each Weeks Subsidiary is in compliance in all respects with the terms and conditions of all such licenses, permits, authorizations, approvals and consents and with its obligations under any applicable Environmental Law, except for such failures to comply which would not, individually or in the aggregate, have a Weeks Material Adverse Effect. Except as disclosed in Section 3.1(o) of the Weeks Disclosure Letter or in the environmental audits/reports listed thereon:

         (i) No Order has been issued that is still in effect, no complaint has been filed that has not been resolved, no penalty has been assessed that has not been paid and no investigation or review is pending or, to the Knowledge of Weeks and its Subsidiaries, threatened by any Governmental Entity with respect to any alleged failure by Weeks or any Weeks Subsidiary to have any license, permit, authorization, approval or consent from Governmental Entities required under any applicable Environmental Law in connection with the conduct of the business or operations of Weeks or any Weeks

Subsidiary or with respect to any treatment, storage, recycling, transportation, disposal or "release" as defined in 42 U.S.C. ss. 9601(22) ("RELEAse"), by Weeks or any Weeks Subsidiary of any Hazardous Material (as defined below).

                  (ii) Neither Weeks nor any Weeks Subsidiary nor, to the Knowledge of Weeks and its Subsidiaries, any prior owner or lessee of any property now or previously owned or leased by Weeks or any Weeks Subsidiary has handled any Hazardous Material on any property now or previously owned or leased by Weeks or any Weeks Subsidiary, except in material compliance with any applicable Environmental Law, and without limiting the foregoing, (A) no regulated level of polychlorinated biphenyl is or has been present, (B) no friable asbestos is or has been present, (C) there are no Hazardous Material underground storage tanks, active or abandoned and (D) no Hazardous Material has been Released in a quantity reportable under, or in violation of, any applicable Environmental Law, at, on or under any property now or previously owned or leased by Weeks or any Weeks Subsidiary, during any period that Weeks or any Weeks Subsidiary owned or leased such property or, to the Knowledge of Weeks and its Subsidiaries, prior thereto.

                  (iii) Neither Weeks nor any Weeks Subsidiary has transported or arranged for the transportation of any Hazardous Material to any location which is the subject of any action, suit, arbitration or proceeding that could be reasonably expected to lead to claims against Weeks or any Weeks Subsidiary related to such Hazardous Material for clean-up costs, remedial work, damages to natural resources or personal injury claims, including, but not limited to, claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder ("CERCLA").

                  (iv) No oral or written notification of a Release of a Hazardous Material has been filed or should have been filed by or on behalf of Weeks or any Weeks Subsidiary under an applicable Environmental Law, except for failures to make filings which would not, individually or in the aggregate, have a Weeks Material Adverse Effect, and no property now or previously owned or leased by Weeks or any Weeks Subsidiary is listed or, to the Knowledge of Weeks and its Subsidiaries, proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up.

                  (v) There are no Liens arising under or pursuant to any applicable Environmental Law on any real property owned or leased by Weeks or any Weeks Subsidiary, and no action of any Governmental Entity has been taken or, to the knowledge of Falcon and the Falcon Subsidiaries, is in process which could subject any of such properties to such Liens, and neither Weeks nor any Weeks Subsidiary currently has a duty under any applicable Environmental Law to place any notice or restriction relating to the presence of Hazardous Material at any such property owned by it in any deed to such property.

                  (vi) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession or control of Weeks or any Weeks Subsidiary in relation to any property or facility now or previously owned, leased or managed by Weeks or any Weeks Subsidiary which have not been listed in Section 3.1(o)(vi) of the Weeks Disclosure Letter and made available to Duke prior to the execution of this Agreement.

                  (vii) As used herein:

         (A) "ENVIRONMENTAL LAW" means any Law of any Governmental Entity relating to human health, safety or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants or Hazardous Materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport or handling of any Hazardous Material; and

                  (B) "HAZARDOUS MATERIAL" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could reasonably be expected to become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls (PCBs); (B) any chemicals, materials, substances or wastes which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any applicable Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any applicable Environmental Law.

         (p) WEEKS PROPERTIES. (i) Weeks or a Weeks Subsidiary owns fee simple title to or has a valid leasehold interest in, each of the real properties reflected on the most recent balance sheet of Weeks included in the Weeks SEC Documents or as identified in Section 3.1(p) of the Weeks Disclosure Letter (the "WEEKS PROPERTIES"), which are all of the real estate properties owned by them, free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ("WEEKS ENCUMBRANCES") except for (a) debt identified on Schedule 3.1(m)(ii) of the Weeks Disclosure Letter, (b) inchoate liens imposed for construction work in progress or otherwise incurred in the ordinary course of business, (c) mechanics', workmen's and repairmen's liens (other than inchoate liens for work in progress) which have heretofore been bonded or which individually or in the aggregate are not substantial in amount, and (d) other Weeks Encumbrances, if any, which do not materially detract from the value of or materially interfere with the present use of any of the Weeks Properties subject thereto or affected thereby and do not otherwise materially impair business operations conducted by Weeks and the Weeks Subsidiaries; (ii) the Weeks Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "WEEKS PROPERTY RESTRICTIONS"), except for (a) Weeks Property Restrictions imposed or promulgated by law or any Governmental Entity with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of the Weeks Properties, and (b) other Weeks Property Restrictions and other limitations of any kind, if any, which individually or in the aggregate are not material in amount, do not materially detract from the value of or materially interfere with the present use of any of the Weeks Properties subject thereto or affected thereby, do not otherwise materially interfere with the present use of any of the Weeks Properties subject thereto, and do not otherwise materially impair business operations conducted by Weeks and the Weeks Subsidiaries; (iv) valid policies of title insurance have been issued insuring Weeks' or a Weeks Subsidiary's or a predecessor in interest's fee simple title or leasehold estate to the Weeks Properties except as noted therein, and such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy; (v) there is no certificate, permit or license from any Governmental Entity having jurisdiction over any of the Weeks Properties or any agreement, easement or any other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Weeks Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Weeks Properties that has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same, the failure of which to obtain would not result in a Weeks Material Adverse Effect; (vi) neither Weeks nor a Weeks Subsidiary has received written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Weeks Properties issued by any Governmental Entity that has not otherwise been resolved; (vii) neither Weeks nor a Weeks Subsidiary has received notice to the effect that and there are no (a) condemnation or rezoning or proceedings that are pending or, to the Knowledge of Weeks and its Subsidiaries, threatened with respect to any of the Weeks Properties or (b) zoning, building or similar laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Weeks Properties or by the continued maintenance, operation or use of the parking areas.

         (q) BOOKS AND RECORDS.

                  (i) Weeks has previously delivered or made available to Duke true and correct copies of the articles of incorporation and by-laws of Weeks, as amended to date, and the charter, by-laws, organization documents, partnership agreements and joint venture agreements of its Subsidiaries, and all amendments thereto. All such documents are listed in Section 3.1(q)(i) of the Weeks Disclosure Letter. Weeks has also delivered to Duke evidence of its Director and Officer liability insurance policy.

                  (ii) The minute books and other records of corporate or partnership proceedings of Weeks and each Weeks Subsidiary have been made available to Duke, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees of the Board of Directors of Weeks and the Weeks Subsidiaries which are corporations.

         (r) OPINION OF FINANCIAL ADVISOR. The Board of Directors of Weeks has received the verbal opinion, to be confirmed in writing, of Goldman, Sachs & Co., satisfactory to Weeks and its Board of Directors, to the effect that, as of the date of such opinion, the Exchange Ratio is fair from a financial point of view to the common shareholders of Weeks. Weeks shall deliver a copy of the written opinion of Goldman, Sachs & Co. to Duke promptly after Weeks receives such opinion. It is agreed and understood that such opinion is for the sole benefit of Weeks' board of directors and may not be relied upon by Duke.

         (s) STATE TAKEOVER STATUTES; RIGHTS AGREEMENT.

                  (i) Weeks and Weeks OP each has taken all actions necessary, if any, to exempt the REIT Merger, the OP Merger, this Agreement, the OP Merger Agreement, any of the transactions contemplated by this Agreement or the OP Merger Agreement from the operation of any Takeover Statute (as defined below) of the State of Georgia, including, without limitation, the fair price provisions of Section 14-2-110 ET SEQ. of the GBCC and the business combination provisions of Section 14-2-1131 ET SEQ. of the GBCC.

                  (ii) Weeks has taken all actions necessary to exclude Duke and any Duke Subsidiary from the definition of "Acquiring Person" under the Rights Agreement, dated as of May 20, 1998, between Weeks and Wachovia Bank, N.A. (the "RIGHTS AGREEMENT").

         (t) INVESTMENT COMPANY ACT OF 1940. None of Weeks or any of the Weeks Subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 ACT").

         (u) PROXY STATEMENT AND REGISTRATION STATEMENT. The information furnished by Weeks for inclusion or incorporation by reference in the Registration Statement and any amendment or supplement thereto will not, as of the date the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information furnished by Weeks for inclusion or incorporation by reference in the Proxy Statement will not, on the date the Proxy Statement is first mailed or furnished to securityholders of Weeks or Duke or on the respective meeting dates, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Notwithstanding the foregoing, Weeks makes no representation or warranty with respect to any information furnished by Duke for inclusion or incorporation by reference in any of the foregoing documents.

         (v) VOTE REQUIRED. The affirmative vote of at least a majority of the outstanding shares of Weeks Common Stock is the only vote of the holders of any class or series of Weeks' capital stock necessary (under applicable law or otherwise) to approve the REIT Merger, this Agreement, the OP Merger, the OP Merger Agreement and the other transactions contemplated hereby and thereby (the "WEEKS SHAREHOLDER APPROVALS"). The affirmative vote (by written consent or otherwise) of holders of at least a majority of the outstanding Weeks common OP Units (other than OP Units held by Weeks or any Weeks Subsidiary) is the only vote of the holders of any interest in Weeks OP necessary (under applicable law or otherwise) to approve the REIT Merger, this Agreement, the OP Merger, the OP Merger Agreement and the other transactions contemplated hereby and thereby (the "WEEKS OP APPROVALS"). The Weeks OP Approvals have been duly obtained.

         (w) YEAR 2000 ISSUES.

                  (i) To the best knowledge of Weeks, based on representations and warranties made by third parties, the software, hardware and equipment of Weeks owned, leased or licensed by it and used in the conduct of its business (the "WEEKS INFORMATION TECHNOLOGY"), as well as the elevator systems in Weeks' Office Properties, and the heating ventilation and air conditioning, fire and safety and other automated building systems at the Weeks Properties (the "WEEKS BUILDING SYSTEMS") are Year 2000 Ready.

                  (ii) Weeks has (A) developed and delivered to Duke a comprehensive plan (the "WEEKS Y2K PLAN") for insuring that the software, hardware, equipment and systems of Weeks and the Weeks Subsidiaries used in the conduct of its business as conducted on the date hereof will be Year 2000 Ready and (B) met the Weeks Y2K Plan milestones such that all software, hardware, equipment and systems of Weeks and Weeks Subsidiaries will be Year 2000 Ready, except to the extent that its failure would not have a Weeks Material Adverse Effect.

                  (iii) "YEAR 2000 READY" means that the software, hardware, equipment and systems of Weeks and the Weeks Subsidiaries with respect to the operation of their respective businesses and their general business plans will:
(A) handle date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (B) operate, accurately and without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance; and(C) store and provide date input information without creating any ambiguity as to the century.

         Section 3.2. REPRESENTATIONS AND WARRANTIES OF DUKE. Except as set forth in the letter of even date herewith (with section references organized in accordance with Section 9.9) signed by the President or Chief Executive Officer and the Chief Financial Officer of Duke and delivered to Weeks prior to the execution hereof (the "DUKE DISCLOSURE LETTER"), Duke represents and warrants to Weeks as follows:

         (a) ORGANIZATION, STANDING AND CORPORATE POWER OF DUKE. Duke is a corporation duly organized and validly existing under the laws of Indiana and has the requisite corporate power and authority to carry on its business as now being conducted. Duke is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing of its properties or management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, financial condition or results of operations of Duke and the Duke Subsidiaries, taken as a whole (a "DUKE MATERIAL ADVERSE EFFECT").

                  (b) DUKE SUBSIDIARIES; INTERESTS IN OTHER PERSONS.

                  (i) Section 3.2(b) of the Duke Disclosure Letter sets forth each Duke Subsidiary and the ownership interest therein of Duke and each other Duke Subsidiary. All the outstanding shares of capital stock of each Duke Subsidiary that is a corporation have been validly issued and are fully paid and nonassessable and are not subject to any preemptive rights, and are owned by Duke, by another Duke Subsidiary or by Duke and another Duke Subsidiary, free and clear of all Liens, and all equity interests in each Duke Subsidiary, including Duke OP, that is a partnership (other than Duke OP) or limited liability company or trust are owned by Duke or by Duke and another Duke Subsidiary free and clear of all Liens. Each Duke Subsidiary that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted and each Duke Subsidiary, including Duke OP, that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Duke Subsidiary, including Duke OP, is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate, would not have an Duke Material Adverse Effect.

                  (ii) Except for the capital stock of or other equity interests in the Duke Subsidiaries and the other interests disclosed in Section 3.2(b)(ii) of the Duke Disclosure Letter (the "DUKE OTHER INTERESTS"), Duke does not own, directly or indirectly (including through any Duke Subsidiary), any capital stock or other ownership interest, with a fair market value as of the date of this Agreement greater than $250,000 in any Person or which represents 5% or more of the voting power, outstanding capital stock or other ownership interest of any class in any Person. Neither Duke nor any Duke Subsidiary is in material default of any provision of any organizational documents governing or otherwise relating to its rights in any Duke Other Interest. All such organizational documents are set forth in Section 3.2(b)(ii) of the Duke Disclosure Letter and are in full force and effect.

         (c) CAPITAL STRUCTURE. The authorized capital stock of Duke consists of 150,000,000 shares of Duke Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share (the "DUKE PREFERRED STOCK"). On the date hereof, (i) 86,352,441 shares of Duke Common Stock, 300,000 shares of Duke Series A Preferred Stock, 300,000 shares of Duke Series B Preferred Stock, no shares of Duke Series C Preferred Stock, 540,000 shares of Duke Series D Preferred Stock, 400,000 shares of Duke Series E Preferred Stock and 15,400,000 depositary shares, each representing a 1/10 interest in a share of Duke Preferred Stock, were issued and outstanding, (ii) an aggregate of 2,647,863 shares were available for grant under Duke's 1993 Stock Option Plan, Duke's 1995 Key Employees' Stock Option Plan, the 1996 Directors' Stock Payment Plan of Duke, the Duke 401(k) Plan, the Duke Employee Stock Purchase Plan, the 1999 Directors' Stock Option and Dividend Increase Unit Plan of Duke and the 1999 Salary Replacement Stock Option and Dividend Increase Unit Plan of Duke, (iii) a total of 199,642 units of limited partnership interest were available for grant under the 1995 Dividend Increase Unit Plan of Duke Realty Services Limited Partnership, the 1995 Shareholder Value Plan of Duke Realty Services Limited Partnership and the Executives Deferred Compensation Plan of Duke Realty Services Limited Partnership (the plans named in clauses (i) and (ii) being the "DUKE STOCK PLANS"), 2,857,742 shares of Duke Common Stock and 34,356 units of limited partnership interest in Duke Realty Services Limited Partnership were reserved for issuance upon exercise of outstanding options to purchase shares of Duke Common Stock and units of limited partnership interest in Duke Realty Services Limited Partnership granted to employees of Duke and Duke Subsidiaries and directors of Duke under the Duke Stock Plans (the "DUKE STOCK OPTIONS"), and (iv) 10,831,552 shares of Duke Common Stock were reserved for issuance upon exchange of units of limited partnership interests in Duke OP ("DUKE OP UNITS") for shares of Duke Common Stock pursuant to the Duke OP Agreement and the other agreements listed in
Section 3.2(c) of the Duke Disclosure Letter (the "DUKE EXCHANGE AGREEMENTS"). On the date of this Agreement, except as set forth in this Section 3.2(c), no shares of capital stock or other voting securities of Duke were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights relating to the capital stock of Duke. All outstanding shares of capital stock of Duke are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Duke having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Duke may vote. Duke is the sole general partner of Duke OP and also holds an 88.9% limited partner interest in Duke OP. As of the date hereof, 97,183,993 common Duke OP Units, 300,000 Series A Preferred Duke OP Units, 300,000 Series B Duke OP Units, no Series C Preferred Duke OP Units and 540,000 Series D Preferred Duke OP Units are validly issued and outstanding, fully paid and nonassessable and not subject to preemptive rights. The common Duke OP Units not held by Duke are exchangeable for Duke Common Stock on a one-for-one basis into an aggregate of 10,831,552 shares of Duke Common Stock in accordance with the terms of the Duke OP Agreement and the Duke Exchange Agreements, subject to adjustment as provided in the Duke OP Agreement and the Duke Exchange Agreements. Section 3.2(c) of the Duke Disclosure Letter sets forth the name, number and class of OP Units and the percentage interest of each partner in Duke OP. Except as set forth in this Section 3.2(c), and except (A) for the Duke Stock Options and Duke OP Units (which, subject to certain restrictions, may be delivered to Duke in exchange for Duke Common Stock), and (B) as contemplated under Duke's dividend reinvestment plan and employee stock purchase plan, as of the date of this Agreement there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Duke or any Duke Subsidiary, including Duke OP, is a party or by which such entity is bound, obligating Duke or any Duke Subsidiary, including Duke OP, to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Duke or of any Duke Subsidiary, including Duke OP, or obligating Duke or any Duke Subsidiary, including Duke OP, to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to Duke or a Duke Subsidiary). Except as set forth in this Section 3.2(c), there are no outstanding contractual obligations of Duke or any Duke Subsidiary, including Duke OP, to repurchase, redeem or otherwise acquire any shares of capital stock or other ownership interests in Duke or any Duke Subsidiary, including Duke OP, or make any material investment (in the form of a loan, capital contribution or otherwise) in any Person other than Duke OP.

                  (d) AUTHORITY; NONCONTRAVENTION; CONSENTS. Duke has the requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Duke Shareholder Approvals (as defined in Section 3.2(u)), to consummate the transactions contemplated by this Agreement. Duke, on behalf of Duke OP, as its sole general partner, has the requisite power and authority to enter into the OP Merger Agreement and to consummate the transactions contemplated by the OP Merger Agreement. The execution and delivery of this Agreement and other agreements contemplated by this Agreement by Duke and the consummation by Duke of the transactions contemplated hereby to which Duke is a party have been duly authorized by all necessary action on the part of Duke, subject to receipt of the Duke Shareholder Approvals. The execution and delivery of the OP Merger Agreement and any other agreement contemplated by this Agreement or the OP Merger Agreement by Duke, as the sole general partner of Duke OP, and by Duke OP and the consummation by Duke OP of the transactions contemplated hereby and by the OP Merger Agreement have been duly authorized by all necessary partnership action. This Agreement, the OP Merger Agreement and the other agreements contemplated by this Agreement have been duly executed and delivered by Duke or Duke OP, as the case may be, and constitute the valid and binding obligations of Duke and Duke OP, as the case may be, enforceable against Duke or Duke OP in accordance with their terms. The execution and delivery of this Agreement, the OP Merger Agreement and the other agreements contemplated by this Agreement and the OP Merger Agreement by Duke on behalf of itself and as general partner of Duke OP do not, and the consummation of the transactions contemplated hereby and thereby to which either Duke or Duke OP is a party and compliance by either Duke or Duke OP with the provisions of this Agreement, the OP Merger Agreement and the other agreements contemplated by this Agreement and the OP Merger Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Duke or any Duke Subsidiary under, (i) the Charter or By-laws or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any Duke Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, contract, franchise or license applicable to Duke or any Duke Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to Duke or any Duke Subsidiary or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Duke Material Adverse Effect or (y) materially delay or prevent the consummation of the REIT Merger or the OP Merger or the transactions contemplated by this Agreement or the OP Merger Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Duke or any Duke Subsidiary (including Duke OP) in connection with the execution and delivery of this Agreement, the OP Merger Agreement or the other agreements contemplated by this Agreement, by Duke or Duke OP, as the case may be, or the consummation by Duke and its Subsidiaries of any of the transactions contemplated hereby, except for (i) the filing with the SEC of (x) the Proxy Statements and the Registration Statements and (y) such reports under Section 13 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of the Articles of Merger for the REIT Merger with the Secretary of State of Indiana and the Secretary of State of Georgia,
(iii) the filing of a certificate of merger for the OP Merger with the Secretary of State of Indiana and the Secretary of State of Georgia, (iv) such filings as may be required in connection with the payment of any Transfer and Gains Taxes,
(v) the termination or expiration of all waiting periods under the HSR Act and
(vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings as are set forth in Section 3.2(d) of the Duke Disclosure Letter or (A) as may be required under (x) federal, state or local environmental laws or (y) the "blue sky" laws of various states or (B) which, if not obtained or made, would not prevent or delay in any material respect the consummation of the REIT Merger or the OP Merger or any of the transactions contemplated by this Agreement or the OP Merger Agreement or otherwise prevent Duke or Duke OP from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Duke Material Adverse Effect.

         (e) SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. Duke and Duke OP have filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 and August 4, 1997, respectively (collectively, the "DUKE SEC DOCUMENTS"). All of the Duke SEC Documents (other than preliminary materials or materials that were subsequently amended), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Duke SEC Documents. None of the Duke SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been amended, modified or superseded by later filed Duke SEC Documents. None of the Duke SEC Documents is the subject of any confidential treatment request by Duke or Duke OP. Section 3.2(e) lists all of the Duke SEC Documents filed with the SEC since January 1, 1998. The consolidated financial statements of Duke and Duke OP, as applicable, included in the Duke SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of interim financial statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects, in accordance with the applicable requirements of GAAP, the consolidated financial position of Duke and the Duke Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of interim financial statements, to normal year-end adjustments). Except as set forth in the Duke SEC Documents filed with the SEC prior to the date of this Agreement, neither Duke nor any Duke Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Duke or in the notes thereto and which, individually or in the aggregate, would have a Duke Material Adverse Effect.

         (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Duke SEC Documents filed with the SEC prior to the date of this Agreement since December 31, 1997 (the "DUKE FINANCIAL STATEMENT DATE") and to the date of this Agreement, Duke and the Duke Subsidiaries have conducted their business only in the ordinary course and there has not been (i) any change that would have a Duke Material Adverse Effect (a "DUKE MATERIAL ADVERSE Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in an Duke Material Adverse Change, (ii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to any of Duke's capital stock or any Duke OP Units, except for (A) regular quarterly dividends (in the case of Duke) of $.34 per share of Duke Common Stock, and the dividend, if any, to be paid by Duke pursuant to Section 2.2(c)(i) (and the corresponding Duke OP distribution), (B) regular quarterly distributions (in the case of Duke OP) of $.34 per Duke Common OP Unit, $.56875 per Duke Series A Preferred OP Unit, $.99875 per Duke Series B Preferred OP Unit, $.46 per Duke Series D Preferred Unit and $.515625 per Duke Series E Preferred Unit, (C) regularly quarterly dividends (in the case of Duke) of $.56875 on outstanding shares of Duke Series A Preferred Stock, $.99875 on Duke Series B Preferred Stock, $.46 on Duke Series D Preferred Stock and $.515625 on Duke Series E Preferred Stock and (D) any distributions by any Duke Subsidiaries (other than Duke OP) to other Duke Subsidiaries or to Duke, in each case with customary record and payment dates, (iii) any split, combination or reclassification of any of Duke's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its capital stock or any issuance of an ownership interest in any Duke Subsidiary, (iv) any damage, destruction or loss, whether or not covered by insurance, that has or would have a Duke Material Adverse Effect, or (v) any change in accounting methods, principles or practices by Duke or any Duke Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the Duke SEC Documents filed with the SEC prior to the date of this Agreement, or required by a change in GAAP.

         (g) LITIGATION. Except as disclosed in the Duke SEC Documents filed with the SEC prior to the date of this Agreement and other than personal injury and other routine tort litigation arising from the ordinary course of operations of Duke or the Duke Subsidiaries which are covered by adequate insurance, there is no suit, action or proceeding pending or, to the knowledge of Duke and Duke OP, threatened against or affecting Duke or any Duke Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have a Duke Material Adverse Effect or (ii) prevent the consummation of any of the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any

Governmental Entity or arbitrator outstanding against Duke or any Duke Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

         (h) ABSENCE OF CHANGES IN BENEFIT PLANS; ERISA COMPLIANCE.

                  (i) Except as disclosed in the Duke SEC Documents filed with the SEC prior to the date of this Agreement, since the Duke Financial Statement Date, there has not been any adoption or amendment in any material respect, or the undertaking of any additional obligation, by Duke, any Duke Subsidiary or any Duke ERISA Affiliate (as defined below) of any Duke Benefit Plan (as defined below). For purposes of this Agreement, "DUKE BENEFIT PLAN" shall mean any Employee Plan sponsored or maintained by Duke, any Duke Subsidiary or any Duke ERISA Affiliate, or with respect to which Duke, any Duke Subsidiary or any Duke ERISA Affiliate has any obligation to contribute, has liability under or is otherwise a party to, or which otherwise provides benefits for any current or former employees, officers, directors or other independent contractors (or their dependents and beneficiaries) of Duke or any Duke Subsidiary. For purposes of this Agreement, "DUKE ERISA AFFILIATE" means any entity required to be aggregated with any of Duke or any Duke Subsidiary under Sections 414(b), (c),
(m) or (o) of the Code or Section 4001 of ERISA. Schedule 3.2(h)(i) to the Duke Disclosure Letter sets forth each Duke Benefit Plan.

                  (ii) Except as described in the Duke SEC Documents filed with the SEC prior to the date of this Agreement or as would not have a Duke Material Adverse Effect, (A) all Duke Benefit Plans, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, are in compliance with the terms of such plan and all applicable requirements of law, including ERISA and the Code and, without limitation, the requirements of ERISA and all tax rules for which favorable tax treatment is intended, and (B) there are no liabilities or obligations with respect to any such Duke Benefit Plan, whether accrued, contingent or otherwise (other than obligations by Duke and the Duke Subsidiaries to make contributions, and for such plan to pay benefits and administrative costs, incurred in the ordinary course), nor to the knowledge of Duke are any such liabilities or obligations expected to be incurred. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or together with the occurrence of any additional or subsequent events) constitute an event under any Duke Benefit Plan, policy, program, arrangement or agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or director, will not result in any "golden parachute payments" being due (as defined for purposes of Section 280G of the Code), or result in any breach or violation of, or a default under, any of the Duke Benefit Plans. The only severance agreements or severance policies applicable to Duke or the Duke Subsidiaries are the agreements and policies specifically referred to in Section 3.2(h)(ii) of the Duke Disclosure Letter.

                  (iii) Without limiting the foregoing, each Duke Benefit Plan which is intended to be tax-qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified and such determination has not been modified, revoked or limited, and no circumstances have occurred that would adversely affect the tax-qualified status of any such plan. No Duke Benefit Plan is or has ever been subject to Part III of Subtitle B of Title I of ERISA or Title IV of ERISA or Section 412 of the Code. None of Duke or any Duke Subsidiary, or any "party in interest" (as defined in Section 3(14) of ERISA) or any "disqualified person" (as defined in Section 4975 of the Code) with respect to any Duke Benefit Plan, has engaged in a non-exempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA that would have a Duke Material Adverse Effect.

(i)      TAXES.

         (i) Each of Duke and each Duke Subsidiary (including Duke OP) has timely filed with the appropriate taxing authority all Tax Returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so). Each such Tax Return is true, correct and complete in all material respects. Duke and each Duke Subsidiary (including Duke OP) have paid (or Duke has paid on their behalf), within the time and manner prescribed by law, all Taxes that are due and payable. The Tax Returns of Duke and each Duke Subsidiary have not been audited by any Taxing Authority. There are no Tax liens upon the assets of Duke or any Duke Subsidiary other than liens for Taxes not yet due. The most recent financial statements contained in the Duke SEC Documents filed with the SEC prior to the date of this Agreement reflect an adequate reserve for all material Taxes payable by Duke and by each Duke Subsidiary for all taxable periods and portions thereof through the date of such financial statements. Since the Duke Financial Statement Date, Duke has incurred no liability for federal taxes, other than withholding and employment taxes, under the Code or IRS Notice 88-19. To the knowledge of Duke, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon Duke. To the knowledge of Duke, no deficiencies for any Taxes have been proposed, asserted or assessed against Duke or any of the Duke Subsidiaries, and no requests for waivers of the time to assess any such Taxes have been granted or are pending.

         (ii) Duke (A) for all of its taxable years beginning with its taxable year ending on December 31, 1986 has been subject to taxation as a REIT within the meaning of the Code and has satisfied the requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT, and (C) has not taken or omitted to take any action which could reasonably be expected to result in a challenge to its status as a REIT, and, to Duke's knowledge, no such challenge is pending or threatened. Duke OP has at all times, and each other Duke Subsidiary which is a partnership or limited liability company or files Tax Returns as a partnership for federal income tax purposes has since its acquisition by Duke, been classified for federal income tax purposes as a partnership or disregarded entity and not as an association taxable as a corporation or a "publicly traded partnership" within the meaning of Section 7704(b) of the Code that is treated as a corporation for federal income tax purposes under Section 7704(a) of the Code. Duke OP has operated, and Duke intends to cause Duke OP to continue to operate, in such a manner as to satisfy the gross income requirements of Section 7704(c)(2) of the Code, so that if Duke OP were classified as a publicly traded partnership, Duke OP would not be treated for federal income tax purposes as a corporation under
Section 7704(a) of the Code.

         (iii) To the best knowledge and belief of Duke, Duke qualifies as a "domestically-controlled" REIT within the meaning of Section 897(h)(4)(B) of the Code, as of the date hereof.

    (j) NO LOANS OR PAYMENTS TO EMPLOYEES, OFFICERS OR DIRECTORS. Except as disclosed in the Duke SEC Documents or as otherwise specifically provided for in this Agreement, there is no (i) loan outstanding from or to any employee or director, (ii) employment or consulting contracts, (iii) agreements requiring payments to be made on a change of control or otherwise as a result of the consummation of any of the transactions with respect to any employee, officer or director of Duke or any Duke Subsidiary or (iv) any agreement to appoint or nominate any person as a director of Duke.

     (k) BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than Merrill Lynch & Co., the fees and expenses of which, as set forth in a letter agreement between Duke and such financial advisor, have previously been disclosed to Weeks and will be paid by Duke, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the REIT Merger, the OP Merger or any of the transactions contemplated by this Agreement or the OP Merger Agreement based upon arrangements made by or on behalf of Duke or any other Duke Subsidiary.

     (l) COMPLIANCE WITH LAWS. Except as disclosed in the Duke SEC Documents filed with the SEC prior to the date of this Agreement neither Duke nor any of the Duke Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Duke Material Adverse Effect.

     (m) CONTRACTS; DEBT INSTRUMENTS.

         (i) Neither Duke nor any Duke Subsidiary has received written notice that it is in violation of or in default under, in any material respect (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under), any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise or license, or any agreement to acquire real property, or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, result in a Duke Material Adverse Effect.

         (ii) Section 3.2(m)(ii) of the Duke Disclosure Letter sets forth (A) a detailed list of all loan indebtedness of Duke or any of the Duke Subsidiaries, other than indebtedness payable to Duke or a wholly owned Duke Subsidiary, in an aggregate principal amount in excess of $5,000,000 per item is outstanding or may be incurred and (B) the respective principal amounts outstanding thereunder on December 31, 1998.

         (iii) Neither Duke nor any Duke Subsidiary has entered into or is subject, directly or indirectly, to any Duke Tax Protection Agreements. As used herein, a "Duke Tax Protection Agreement" is an agreement, oral or written, (A) that has as one of its purposes to permit a Person to take the position that such Person could defer federal taxable income that otherwise might have been recognized attributable to the acquisition or ownership of Duke OP Units or an interest in any other Duke Subsidiary that is treated as a partnership for federal income tax purposes, and (B) that (i) prohibits or restricts in any manner the disposition of any assets of Duke or any Duke Subsidiary, (ii) requires that Duke or any Duke Subsidiary maintain, increase or put in place, or replace, indebtedness, whether or not secured by one or more of the Duke Properties, or (iii) requires that Duke or any Duke Subsidiary offer to any person or entity at any time the opportunity to guarantee or otherwise assume, directly or indirectly, the risk of loss for federal income tax purposes for indebtedness or other liabilities of Colt or any Colt Subsidiary.

     (n) DUKE OP AGREEMENT. The Duke OP Agreement has been duly authorized, executed and delivered by Duke. Assuming due execution by the limited partners of Duke OP, the Duke OP Agreement constitutes a valid and binding obligation of Duke, enforceable against Duke in accordance with its terms.

     (o) ENVIRONMENTAL MATTERS. Except as disclosed in Section 3.2(o) of the Duke Disclosure Letter, each of Duke and each Duke Subsidiary has obtained all licenses, permits, authorizations, approvals and consents from Governmental Entities which are required of Duke and each Duke Subsidiary in respect of its business, operations, assets or properties under any applicable Environmental Law, and each of Duke and each Duke Subsidiary is in compliance in all respects with the terms and conditions of all such licenses, permits, authorizations, approvals and consents and with its obligations under any applicable Environmental Law, except for such failures to comply which would not, individually or in the aggregate, have a Duke Material Adverse Effect. Except as disclosed in Section 3.2(o) of the Duke Disclosure Letter or in the environmental audits/reports listed thereon:

         (i) No Order has been issued that is still in effect, no complaint has been filed that has not been resolved, no penalty has been assessed that has not been paid and no investigation or review is pending or , to the Knowledge of Duke and its Subsidiaries, threatened by any Governmental Entity with respect to any alleged failure by Duke or any Duke Subsidiary to have any license, permit, authorization, approval or consent from Governmental Entities required under any applicable Environmental Law in connection with the conduct of the business or operations of Duke or any Duke Subsidiary or with respect to any Release by Duke or any Duke Subsidiary of any Hazardous Material.

         (ii) Neither Duke nor any Duke Subsidiary nor, to the Knowledge of Duke and its Subsidiaries, any prior owner or lessee of any property now or previously owned or leased by Duke or any Duke Subsidiary has handled any Hazardous Material on any property now or previously owned or leased by Duke or any Duke Subsidiary except in material compliance with any applicable Environmental Law, and without limiting the foregoing, (A) no regulated level of polychlorinated biphenyl is or has been present, (B) no friable asbestos is or has been present, (C) there are no Hazardous Material underground storage tanks, active or abandoned and (D) no Hazardous Material has been Released in a quantity reportable under, or in violation of, any applicable Environmental Law, at, on or under any property now or previously owned or leased by Duke or any Duke Subsidiary, during any period that Duke or any Duke Subsidiary owned or leased such property or, to the Knowledge of Duke and its Subsidiaries, prior thereto.

         (iii) Neither Duke nor any Duke Subsidiary has transported or arranged for the transportation of any Hazardous Material to any location which is the subject of any action, suit, arbitration or proceeding that could be reasonably expected to lead to claims against Duke or any Duke Subsidiary related to such Hazardous Material for clean-up costs, remedial work, damages to natural resources or personal injury claims, including, but not limited to, claims under CERCLA.

         (iv) No oral or written notification of a Release of a Hazardous Material has been filed or should have been filed by or on behalf of Duke or any Duke Subsidiary under an applicable Environmental Law, except for failures to make filings which would not, individually or in the aggregate, have a Material Adverse Effect and no property now or previously owned or leased by Duke or any Duke Subsidiary is listed or, to the Knowledge of Duke and its Subsidiaries, proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up.

         (v) There are no Liens arising under or pursuant to any applicable Environmental Law on any real property owned or leased by Duke or any Duke Subsidiary, and no action of any Governmental Entity has been taken or, to the knowledge of Colt and the Colt Subsidiaries, is in process which could subject any of such properties to such Liens, and neither Duke nor any Duke Subsidiary currently has a duty under any applicable Environmental Law to place any notice or restriction relating to the presence of Hazardous Material at any such property owned by it in any deed to such property.

         (vi) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession or control of Duke or any Duke Subsidiary in relation to any property or facility now or previously owned or leased by Duke or any Duke Subsidiary which have not been listed in Section 3.2(o)(vi) of the Duke Disclosure Letter and made available to Weeks prior to the execution of this Agreement.

     (p) DUKE PROPERTIES. (i) Duke or a Duke Subsidiary owns fee simple title to or has a valid leasehold interest in, each of the real properties reflected on the most recent balance sheet of Duke included in the Duke SEC Documents or as identified in Section 3.2(o) of the Duke Disclosure Letter (the "DUKE PROPERTIES"), which are all of the real estate properties owned by them, free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ("DUKE ENCUMBRANCES") except for (a) debt identified on Schedule 3.2(m)(ii), (b) inchoate liens imposed for construction work in progress or otherwise incurred in the ordinary course of business, (c) mechanics', workmen's and repairmen's liens (other than inchoate liens for work in progress) which have heretofore been bonded or which individually or in the aggregate are not substantial in amount, and (d) other Duke Encumbrances, if any, which do not materially detract from the value of or materially interfere with the present use of any of the Duke Properties subject thereto or affected thereby and do not otherwise materially impair business operations conducted by Duke and the Duke Subsidiaries; (ii) the Duke Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "DUKE PROPERTY RESTRICTIONS"), except for (a) Duke Property Restrictions imposed or promulgated by law or any Governmental Entity with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of the Duke Properties, and (b) other Duke Property Restrictions and other limitations of any kind, if any, which have heretofore been bonded or which individually or in the aggregate are not material in amount, do not materially detract from the value of or materially interfere with the present use of any of the Duke Properties subject thereto, do not otherwise materially interfere with the present use of any of the Duke Properties subject thereto, and do not otherwise materially impair business operations conducted by Duke and the Duke Subsidiaries; (iv) valid policies of title insurance have been issued insuring Duke's or a Duke Subsidiary's or a predecessor in interest's fee simple title or leasehold estate to the Duke Properties except as noted therein, and such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy; (v) there is no certificate, permit or license from any Governmental Entity having jurisdiction over any of the Duke Properties or any agreement, easement or any other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Duke Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Duke Properties that has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same, the failure of which to obtain would not result in a Duke Material Adverse Effect;
(vi) neither Duke nor a Duke Subsidiary has received written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Duke Properties issued by any Governmental Entity that has not otherwise been resolved; (vii) neither Duke nor a Duke Subsidiary has received notice to the effect that and there are no (a) condemnation or rezoning or proceedings that are pending or, to the Knowledge of Duke and its Subsidiaries, threatened with respect to any of the Duke Properties or (b) zoning, building or similar laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Duke Properties or by the continued maintenance, operation or use of the parking areas.

     (q) OPINION OF FINANCIAL ADVISOR. The Board of Directors of Duke has received the opinion of Merrill Lynch & Co., Duke's financial advisor, satisfactory to Duke's Board of Directors, to Weeks to the effect that, as of the date of such opinion, the Exchange Ratio is fair to the shareholders of Duke from a financial point of view. Duke shall promptly deliver to Weeks a copy of the written opinion of Merrill Lynch & Co. It is agreed and understood that such opinion is for the sole benefit of Duke's board of directors and may not be relied upon by Weeks.

     (r) STATE TAKEOVER STATUTES. Duke and Duke OP each have taken all actions necessary, if any, to exempt the REIT Merger, the OP Merger, this Agreement, the OP Merger Agreement, any of the transactions contemplated by this Agreement or the OP Merger Agreement from the operation of any

Takeover Statute of the State of Indiana, including, without limitation, the control share acquisition provisions of Chapter 42 of the IBCL and the business combination provisions of Chapter 43 of the IBCL.

     (s) 1940 ACT. None of Duke or any of the Duke Subsidiaries is, or at the Effective Time will be, required to be registered under the 1940 Act.

     (t) PROXY STATEMENT AND REGISTRATION STATEMENT. The information furnished by Duke for inclusion or incorporation by reference in the Registration Statement and any amendment or supplement thereto will not, as of the date the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order the make the statements therein not misleading. The information furnished by Duke for inclusion or incorporation by reference in the Proxy Statement will not, on the dates the Proxy Statement first is mailed or furnished to securityholders of Weeks or Duke or on the respective meeting dates, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Notwithstanding the foregoing, Duke makes no representation or warranty with respect to any information furnished by Weeks for inclusion or incorporation by reference in any of the foregoing documents.

     (u) VOTE REQUIRED. The affirmative vote of at least a majority of the outstanding shares of Duke Common Stock is the only vote of the holders of any class or series of Duke's capital stock necessary (under applicable law or otherwise) to approve the REIT Merger, this Agreement, the OP Merger, the OP Merger Agreement and the amendments to Duke's Charter contemplated by this Agreement other than the Duke Special Charter Proposal (the "DUKE MERGER SHAREHOLDER APPROVAL"). The Duke 80% Approval is the only vote of the holders of any class or series of Duke's capital stock necessary (under applicable law or otherwise) to approve the Duke Special Charter Proposal (the "DUKE SPECIAL CHARTER SHAREHOLDER APPROVAL" and together with the Duke Merger Shareholder Approval, the "DUKE SHAREHOLDER APPROVALS"). The affirmative vote (by written consent or otherwise) of at least 90% of the outstanding Duke common OP Units is the only vote of the holders of any interest in Duke OP necessary (under applicable law or otherwise) to approve the REIT Merger, the REIT Merger Agreement, the OP Merger, the OP Merger Agreement and the transactions contemplated hereby and thereby (the "DUKE OP APPROVALS"). The Duke OP Approvals have been duly obtained.

     (v) YEAR 2000 ISSUES.

         (i) To the best knowledge of Duke, based on representations and warranties made by third parties, the software, hardware and equipment of Duke owned, leased or licensed by it and used in the conduct of its business (the "DUKE INFORMATION TECHNOLOGY"), as well as the elevator systems in Duke's Office Properties, and the heating ventilation and air conditioning, fire and safety and other automated building systems at the Duke Properties (the "DUKE BUILDING SYSTEMS") are Year 2000 Ready.

         (ii) Duke has (A) developed and delivered to Weeks a comprehensive plan (the "DUKE Y2K PLAN") for insuring that the software, hardware, equipment and systems of Duke and the Duke Subsidiaries used in the conduct of its business as conducted on the date hereof will be Year 2000 Ready and (B) met the Duke Y2K Plan milestones such that all software, hardware, equipment and systems of Duke and the Duke Subsidiaries will be Year 2000 Ready, except to the extent that its failure would not have a Duke Material Adverse Effect.

         (iii) "YEAR 2000 READY" means that the software, hardware, equipment and systems of Duke and the Duke Subsidiaries with respect to the operation of their respective businesses and their general business plans will: (A) handle date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (B) operate, accurately and without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance and (C) store and provide date input information without creating any ambiguity as to the century.

                                   ARTICLE IV

                                    COVENANTS

     Section 4.1. CONDUCT OF BUSINESS BY WEEKS AND WEEKS OP. During the period from the date of this Agreement to the Effective Time, Weeks shall, and shall cause each of the Weeks Subsidiaries (including Weeks OP) to, carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill, ongoing businesses and Weeks' status as a REIT within the meaning of the Code. Without limiting the generality of the foregoing, the following additional restrictions shall apply: during the period from the date of this Agreement to the earlier of (i) the termination of this Agreement or
(ii) the Effective Time, except as set forth in Section 4.1 of the Weeks Disclosure Letter or as otherwise contemplated by this Agreement, Weeks shall not and shall cause the Weeks Subsidiaries (including Weeks OP) not to (and not to authorize or commit or agree to):

     (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of Weeks' capital stock or the Weeks OP Units or partnership interests, stock or other equity interests in any Weeks Subsidiary that is not directly or indirectly wholly owned by Weeks, except (v) in the case of Weeks, for regular quarterly dividends not in excess of $.505 per share of Weeks Common Stock, $.50 per share of Weeks Series A Preferred Stock and $.5390625 per share of Weeks Series D Preferred Stock, (w) in the case of Weeks OP, for regular quarterly distributions to Weeks GP and limited partners of Weeks OP not in excess of $.505 per common Weeks OP Unit, $.50 per Weeks Series A preferred OP Unit, $.50 per Weeks Series C Preferred OP Unit and $.5390625 per Weeks Series D Preferred OP Unit, (x) any other distributions by any other wholly owned Weeks Subsidiaries, in each case with customary record and payment dates, (y) the Final Weeks Dividend to be paid pursuant to Section 2.2(d)(i) (and the corresponding Weeks OP distribution) and (z) other dividends necessary in order for Weeks to maintain its status as a REIT (which shall not be declared or paid prior to December 15, 1999), (ii) split, combine or reclassify any capital stock or partnership interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock or partnership interests, or (iii) purchase, redeem or otherwise acquire any shares of capital stock of Weeks or Weeks OP Units or any options, warrants or rights to acquire, or security convertible into, shares of capital stock of Weeks or such Weeks OP Units, except (A) pursuant to the Weeks Exchange Agreements, (B) in connection with the use of Weeks Common Stock to pay the exercise price or tax withholding obligation upon the exercise of a Weeks Stock Option issued under any of the Weeks Stock Plans as presently permitted under those Plans, or (C) pursuant to Weeks' dividend reinvestment plan as presently in effect;

     (b) issue, deliver, sell or grant any option or other right in respect of any shares of capital stock, any other voting or redeemable securities (including Weeks OP Units or other partnership interests) of Weeks or any Weeks Subsidiary or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or redeemable securities except to Weeks or a Weeks Subsidiary, except (i) as permitted or required under the Weeks OP Agreement or Weeks' dividend reinvestment plan as presently in effect, (ii) in connection with the exercise of outstanding options under the Weeks Stock Options Plans, the exercise of the AEW Warrant or the Codina Warrant or the exchange of Weeks OP Units for shares of Weeks Common Stock or Weeks Preferred Stock, as applicable, pursuant to the Weeks Exchange Agreements and
(iii) as permitted under Section 4.1(e);

     (c) amend Weeks' articles or by-laws, the Weeks OP Agreement or any other comparable charter or organizational documents of any Weeks Subsidiary, except as otherwise contemplated by this Agreement;

     (d) merge, consolidate or enter into any other business combination transaction with any Person;

     (e) other than (x) as set forth in Section 4.1 of the Weeks Disclosure Letter or (y) with Duke's prior written consent (such consent not to be unreasonably withheld), (i) acquire or agree to acquire by merging or consolidating with, or by purchasing all or a substantial portion of the equity securities or assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association, business trust or other business organization or division thereof or interest therein or any assets; (ii) mortgage or otherwise encumber or subject to any Lien or sell, lease or otherwise dispose of any of its material properties or assets or assign or encumber the right to receive income, dividends, distributions and the like or agree to do any of the foregoing; or (iii) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Weeks, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, prepay or refinance any indebtedness or make any loans, advances or capital contributions to, or investments in, any other person;

     (f) make any election relating to Taxes, other than an election which is not reasonably expected to affect the amount or timing of items of income, gain, loss or deductions of greater than $10,000,000 on a cumulative basis or Taxes in any year of greater than $1,000,000 (unless, after prior consultation with Duke, such action is required by law or necessary to preserve Weeks' status as a REIT or the status of Weeks OP or any other Weeks Subsidiary as a partnership for federal tax purposes);

     (g) (i) change in any material manner any of its methods, principles or practices of accounting in effect at the Weeks Financial Statement Date, or (ii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, except in the case of settlements or compromises relating to taxes on real property or sales taxes in an amount not to exceed, individually or in the aggregate, $5,000,000, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ended December 31, 1997, except, in the case of clause (i), as may be required by the SEC, applicable law or GAAP;

     (h) except as provided in this Agreement, adopt any new employee benefit plan, incentive plan, severance plan, bonus plan, stock option or similar plan, grant new stock appreciation rights or amend any existing plan or rights, or enter into or amend any employment agreement or similar agreement or arrangement or, except in the ordinary course consistent with past practice, grant or become obligated to grant any increase in the compensation of officers or employees, except such changes as are required by law or which are not more favorable to participants than provisions presently in effect;

     (i) settle any stockholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement or the OP Merger Agreement; and

     (j) enter into or amend or otherwise modify any agreement or arrangement with persons that are affiliates or, as of the date hereof, are officers or directors of Weeks or any Weeks Subsidiary without prior written notice to Duke and the approval of a majority of the "independent" members of the Board of Directors of Weeks.

     Section 4.2. CONDUCT OF BUSINESS BY DUKE. During the period from the date of this Agreement to the Effective Time, Duke and Duke OP shall, and shall cause the Duke Subsidiaries each to, carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill, ongoing businesses and Duke's status as a REIT within the meaning of the Code. Without limiting the generality of the foregoing, the following additional restrictions shall apply:
During the period from the date of this Agreement to the Effective Time, except as set forth in Section 4.2 of the Duke Disclosure Letter or as otherwise contemplated by this Agreement, Duke shall not and shall cause the Duke Subsidiaries (including Duke OP) not to (and not to authorize or commit or agree to):

     (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of Duke's capital stock or the Duke OP Units or partnership interests, stock or other equity interests in any Duke Subsidiary that is not directly or indirectly wholly owned by Duke except (v) in the case of Duke, for regular quarterly dividends not in excess of $.34 per share of Duke Common Stock and regular quarterly dividends not in excess of $.56875 per share of Duke Series A Preferred Stock, $.99875 per share of Duke Series B Preferred Stock, $.46094 per share of Duke Series D Preferred Stock, and $.515625 per share of Duke Series E Preferred Stock, (w) in the case of Duke OP, for regular quarterly distributions to the general and limited partners of Duke OP not in excess of $.34 per Duke Common OP Unit and regular quarterly dividends on outstanding Duke Preferred OP Units not in excess of $.56875 per Duke Series A Preferred OP Unit, $.99875 per Duke Series B Preferred OP Unit, $.46094 per Duke Series D Preferred OP Unit and $.515625 per Duke Series E Preferred OP Unit, (x) any distributions by any other wholly owned Duke Subsidiaries, in each case with customary record and payment dates, (y) the dividend required to be paid pursuant to Section 2.2(d)(i) (and the corresponding Duke OP distribution) and
(z) other dividends necessary in order for Duke to maintain its status as a REIT (which shall not be declared or paid prior to December 15, 1999), (ii) split, combine or reclassify any capital stock or partnership interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock or partnership interests, except as permitted under Section 4.2(e) or as contemplated under the exchange provisions of the Duke OP Agreement and the Duke Exchange Agreements or (iii) purchase, redeem or otherwise acquire any shares of capital stock of Duke or Duke OP Units or any options, warrants or rights to acquire, or security convertible into, shares of capital stock of Duke or such Duke OP Units, except
(A) pursuant to the exchange provisions of the Duke OP Agreement and the Duke Exchange Agreements, (B) in connection with the use of Duke Common Stock to pay the exercise price or withholding tax obligation upon the exercise of any Duke Stock Option issued under any of the Duke Stock Plans as presently permitted under those Plans, or (C) pursuant to Duke's dividend reinvestment plan and employee stock purchase plan, each as presently in effect;

     (b) issue, deliver or sell, or grant any option or other right in respect of, any shares of capital stock, any other voting or redeemable securities (including Duke OP Units or other partnership interests) of Duke or any Duke Subsidiary or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or redeemable securities except to Duke or a Duke Subsidiary except (i) for BONA FIDE financing transactions involving not more than $150,000,000 in the aggregate, (ii) as permitted or required under the Duke OP Agreement, the Duke Exchange Agreements, Duke's dividend reinvestment plan or the Duke employee stock purchase plan, (iii) in connection with the exercise of outstanding Duke Stock Options and (iv) as permitted by Section 4.2(e);

     (c) amend the Charter, By-laws, Duke OP Agreement or other comparable charter or organizational documents of Duke or any Duke Subsidiary except as otherwise contemplated by this Agreement, and except as may be necessary to effect the restructuring transactions described in Section 4.2 of the Duke Disclosure Letter (the "DMI RESTRUCTURING") or as otherwise disclosed in Section
4.2 of the Duke Disclosure Letter;

     (d) merge, consolidate or enter into any other business combination with any Person, except (i) as contemplated by the DMI Restructuring and (ii) as permitted under Section 4.2(e);

     (e) other than (x) as set forth in Section 4.2 of the Duke Disclosure Letter or (y) with Weeks' prior written consent (such consent not to be unreasonably withheld), (i) acquire or agree to acquire by merging or consolidating with, or by purchasing all or a substantial portion of the equity securities or assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association, business trust or other business organization or division thereof or interest therein or any assets; (ii) mortgage or otherwise encumber or subject to any Lien or sell, lease or otherwise dispose of any of its material properties or assets or assign or encumber the right to receive income, dividends, distributions and the like or agree to do any of the foregoing; or (iii) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Duke or any Duke Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, prepay or refinance any indebtedness or make any loans, advances or capital contributions to, or investments in, any other person;

     (f) (i) change in any material manner any of its methods, principles or practices of accounting in effect at the Duke Financial Statement Date, or (ii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, except in the case of settlements or compromises relating to taxes on real property or sales taxes in an amount not to exceed, individually or in the aggregate, $5,000,000, except, in the case of clause (i), as may be required by the SEC, applicable law or GAAP;

     (g) except as provided in this Agreement, adopt any new employee benefit plan, incentive plan, severance plan, bonus plan, stock option or similar plan, grant new stock appreciation rights or amend any existing plan or rights, or enter into or amend any employment agreement or similar agreement or arrangement (other than as contemplated under Section 5.11 or, except in the ordinary course consistent with past practice, grant or become obligated to grant any increase in the compensation of officers or employees, except such changes as are required by law or which are not more favorable to participants than provisions presently in effect; and

     (h) enter into or amend or otherwise modify any agreement or arrangement with persons that are affiliates or, as of the date hereof, are officers or directors of Duke or any Duke Subsidiary not approved by a majority of the "independent" members of the Board of Directors of Duke.

     Section 4.3. Other Actions. Each of Weeks and Duke shall use its commercially reasonable efforts not to, and shall use its commercially reasonable efforts to cause its respective subsidiaries not to take any action that would result in (i) any of the representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) except as contemplated by Section 7.1, any of the conditions to the REIT Merger set forth in Article VI not being satisfied.

                                   ARTICLE V

                              ADDITIONAL COVENANTS

     Section 5.1. PREPARATION OF THE REGISTRATION STATEMENT AND THE PROXY STATEMENT; SHAREHOLDERS' MEETINGS; PARTNERS' CONSENTS.

     (a) As soon as practicable following the date of this Agreement, Weeks and Duke shall (i) prepare and file with the SEC a preliminary joint Proxy Statement, with appropriate requests for confidential treatment, in form and substance satisfactory to each of Duke and Weeks, and Duke will provide on a supplemental basis to the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus. Each of Weeks and Duke shall use its commercially reasonable efforts to cause and enable Duke to (i) respond to any comments of the staff of the SEC and (ii) have the Registration Statement declared effective under the Securities Act and the rules and regulations promulgated thereunder as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the REIT Merger. Each of Weeks and Duke will use its commercially reasonable efforts to cause the Proxy Statement to be mailed to Weeks' shareholders and Duke's shareholders, respectively, as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Each party will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives and the SEC with respect to the Registration Statement or the Proxy Statement. The Registration Statement and the Proxy Statement shall comply in all material respects with all applicable requirements of Law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, Duke or Weeks, as the case may be, shall promptly inform the other of such occurrences and cooperate in filing with the SEC and/or mailing to the shareholders of Duke and the shareholders of Weeks such amendment or supplement in a form reasonably acceptable to Duke and Weeks.

     (b) Weeks will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "WEEKS SHAREHOLDERS MEETING") (but in no event shall such meeting be held sooner than 20 business days following the date the Proxy Statement is mailed to its shareholders), for the purpose of obtaining the Weeks Shareholder Approvals. Duke will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "DUKE SHAREHOLDERS MEETING") (but in no event shall such meeting be held sooner than 20 business days following the date the Proxy Statement is mailed to its shareholders), for the purpose of obtaining the Duke Shareholder Approvals. Weeks and Duke will cooperate in good faith to seek to ensure that the Weeks Shareholder Meeting and the Duke Shareholder Meeting are held on the same day, as close together in time as is reasonably practicable. Duke covenants that, subject to Section 7.1, Duke will, through its Board of Directors, recommend to its shareholders approval of the REIT Merger, the OP Merger, this Agreement, the OP Merger Agreement, the charter and bylaw amendments, the election of directors and the other transactions contemplated hereby and thereby and further covenants that the Proxy Statement will include such recommendation. Weeks covenants that, subject to Section 7.1, Weeks will, through its Board of Directors, recommend to its shareholders approval of the REIT Merger, the OP Merger, this Agreement, the OP Merger Agreement and the other transactions contemplated hereby and thereby and further covenants that the Proxy Statement will include such recommendation. Duke shall furnish all information concerning Duke and the holders of Duke Common Stock as may reasonably be requested in connection with any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of Duke Common Stock pursuant to the REIT Merger, and Weeks shall furnish all information concerning Weeks and the holders of Weeks Stock as may be reasonably requested in connection with any such action. Each of Duke and Weeks will use their commercially reasonable efforts to cause Duke to obtain, prior to the effective date of the Registration Statement, all necessary state securities or "blue sky" permits or approvals required to carry out the REIT Merger and the other transactions contemplated by this Agreement. In connection with the preparation of the Proxy Statement and the Registration Statement, Duke shall use reasonable efforts to cause to be delivered to Weeks, prior to the mailing of the Proxy Statement to Weeks' shareholders and Duke's shareholders, the opinion dated the date of the Proxy Statement of Rogers & Wells LLP, substantially in the form attached hereto as EXHIBIT L (subject to customary exceptions, assumptions and qualifications, and based on customary representations), regarding the qualification of Duke as a REIT under the Code and the treatment of Duke OP as a partnership for federal income tax purposes. In issuing its opinion, Rogers & Wells LLP shall be permitted to rely on the opinion of King & Spalding as to the qualification of Weeks as a REIT. In connection with the preparation of the Proxy Statement and the Registration Statement, Weeks shall use reasonable efforts to cause to be delivered to Duke, prior to the mailing of the Proxy Statement to Weeks' shareholders and Duke's shareholders, the opinion dated the date of the Proxy Statement of King & Spalding, substantially in the form attached hereto as Exhibit K (subject to customary exceptions, assumptions and qualifications, and based on customary representations), regarding the qualification of Weeks as a REIT under the Code and the treatment of Weeks OP as a partnership for federal income tax purposes.

     Section 5.2. ACCESS TO INFORMATION; CONFIDENTIALITY. Each of Weeks and Duke shall, and shall cause each of its respective Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Weeks and Duke shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of Weeks and Duke will hold, and will cause its respective subsidiaries' officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, and will comply with the provisions of the letter agreement between Weeks and Duke dated as of February 3, 1999, as amended to date (as so amended, the "CONFIDENTIALITY AGREEMENT").

     Section 5.3.  COMMERCIALLY REASONABLE EFFORTS; NOTIFICATION.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, each of Duke and Weeks agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner practicable, the REIT Merger, the OP Merger and the other transactions contemplated hereby and by the OP Merger Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval, waiver or exemption from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals, waivers or exemption from non-governmental third parties; provided, however, that if either party is obliged to make expenditures, or incur costs, expenses or other liabilities to obtain the consent of any non-governmental party, it shall consult reasonably with the other party upon reasonable notice prior to making payment of any such amount, and in no event shall either Weeks or Duke make payment of any such amount in excess of $5,000,000 in obtaining such consents without obtaining the prior written consent of the other, which consent shall not unreasonably be withheld or delayed, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the REIT Merger, this Agreement or the OP Merger Agreement or the consummation of the transactions contemplated by this Agreement or the OP Merger Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by and to fully carry out the purposes of, this Agreement or the OP Merger Agreement. In connection with and without limiting the foregoing, Weeks, Duke and their respective Boards of Directors shall (i) take all action necessary so that no "fair price," "business combination," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under state or federal laws of the United States or similar statute or regulation (a "TAKEOVER STATUTE") is or becomes applicable to the REIT Merger, the OP Merger, this Agreement, the OP Merger Agreement or any of the other transactions contemplated hereby or thereby and (ii) if any Takeover Statute becomes applicable to the REIT Merger, the OP Merger, this Agreement, the OP Merger Agreement or any other transaction contemplated hereby, take all action necessary so that the REIT Merger, the OP Merger, this Agreement, the OP Merger Agreement and the other transactions contemplated hereby or thereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and the OP Merger Agreement and otherwise to minimize the effect of such Takeover Statute on the REIT Mergers, the OP Merger and the other transactions contemplated by this Agreement and the OP Merger Agreement. From the date hereof through the Effective Time, Weeks and Weeks OP shall timely file with the SEC all Weeks SEC Documents required to be so filed. From the date hereof through the Effective Time, Duke and Duke OP shall timely file with the SEC all Duke SEC Documents required to be so filed.

     (b) Weeks shall give prompt notice to Duke, and Duke shall give prompt notice to Weeks, if (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     Section 5.4. AFFILIATES. Prior to the Closing Date, Weeks and Duke shall exchange letters identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of Weeks and Duke, their respective "affiliates" for purposes of Rule 145 under the Securities Act. Weeks and Duke shall use their respective commercially reasonable efforts to cause each of their respective affiliates to deliver on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit I hereto.

     Section 5.5. TAX TREATMENT. Each of Duke and Weeks shall use its commercially reasonable efforts to (a) cause the REIT Merger to qualify as a tax-free reorganization under Section 368(a) of the Code, (b) cause the OP Merger to qualify as a tax-deferred exchange for Weeks and the other holders of Weeks OP Units, and (c) obtain the opinions of counsel referred to in Sections 5.1(b), 6.2(e) and 6.3(e).

     Section 5.6. NO SOLICITATION OF TRANSACTIONS. Subject to Section 7.1, each of Duke and Weeks shall not directly or indirectly, through any officer, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative, initiate, solicit, encourage or facilitate (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal or other action that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its officers, directors, employees or agents, attorneys, investment bankers, financial advisors, accountants, brokers, finders or other representatives to take any such action. Each of Duke and Weeks shall notify the other in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of its Subsidiaries or any such officer, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative may receive relating to any of such matters and if such inquiry or proposal is in writing, each of Duke and Weeks shall deliver to the other a copy of such inquiry or proposal. For purposes of this Agreement, "COMPETING TRANSACTION" shall mean any of the following (other than the transactions expressly provided for in this Agreement): (i) any merger, consolidation, share exchange, business combination or similar transaction involving Duke (or any of its Subsidiaries, including Duke OP) or Weeks (or any of its Subsidiaries, including Weeks OP), as the case may be; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of Duke and its Subsidiaries, taken as a whole or Weeks and its Subsidiaries, taken as a whole, as the case may be, in a single transaction or series of related transactions, excluding any bona fide financing transactions which do not, individually or in the aggregate, have as a purpose or effect the sale or transfer of control of such assets; (iii) any tender offer or exchange offer for 20% or more of the outstanding equity securities of Duke (or any of its Subsidiaries, including Duke OP), or Weeks (or any of its Subsidiaries, including Weeks OP); or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     Section 5.7. PUBLIC ANNOUNCEMENTS. Duke, Duke OP, Weeks and Weeks OP will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the REIT Merger, the OP Merger or any other transactions contemplated by this Agreement or the OP Merger Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the REIT Merger and the OP Merger will be in the form agreed to by the parties hereto prior to the execution of this Agreement.

     Section 5.8. NYSE LISTING. Duke shall prepare and submit to the NYSE a supplemental listing application covering the Duke Common Stock, Duke Series F Preferred Stock and Duke Series H Preferred Stock issuable in the REIT Merger and shall use its commercially reasonable efforts to have the NYSE approve for listing, upon official notice of issuance, the Duke Common Stock, Duke Series F Preferred Stock and any Duke Series H Preferred Stock to be issued in the REIT Merger.

     Section 5.9. LETTERS OF ACCOUNTANTS.

     (a) Weeks shall use its reasonable best efforts to cause to be delivered to Duke and Weeks "comfort" letters of Arthur Andersen LLP, Weeks' independent public accountants, dated and delivered the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to Duke and Weeks, in form and substance reasonably satisfactory to Duke and Weeks and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement and the OP Merger Agreement.

     (b) Duke shall use its reasonable best efforts to cause to be delivered to Weeks and Duke "comfort" letters of KPMG Peat Marwick, Duke's independent public accountants, dated and delivered the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to Weeks and Duke, in form and substance reasonably satisfactory to Weeks and Duke and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement and the OP Merger Agreement.

     Section 5.10. TRANSFER AND GAINS TAXES; SHAREHOLDER DEMAND LETTERS. Duke and Weeks shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement or the OP Merger Agreement (together with any related interests, penalties or additions to tax, "TRANSFER AND GAINS TAXES"). From and after the Effective Time, Duke shall cause Duke OP to pay or cause to be paid all Transfer and Gains Taxes. Within 30 days after the Effective Time, Duke shall send the shareholder demand letters required by Treasury Regulation ss. 1.857-8 to the appropriate shareholders of Weeks for Weeks' taxable year ended on the Effective Time.

     Section 5.11. BENEFIT PLANS AND OTHER EMPLOYEE ARRANGEMENTS.

     (a) BENEFIT PLANS. Subject to subsection (b) below, upon and after the Effective Time, Duke and Duke OP (or their respective successors or assigns) shall provide benefits to former employees of Weeks and its Subsidiaries that are no less favorable in the aggregate to such employees than those provided to other similarly situated employees of Duke and Duke OP at any applicable time after the termination of the benefits provided to such employees by Weeks and the Weeks Subsidiaries. With respect to any Duke Benefit Plan which is an "employee benefit plan" as defined in Section 3(3) of ERISA and any other service based benefits (including vacations) in which employees of Weeks or Duke or their respective Subsidiaries may participate, solely for purposes of determining eligibility to participate, vesting and entitlement to benefits but not for purposes of accrual of pension benefits, service with Weeks, Duke or any of their respective Subsidiaries shall be treated as service with Duke or Duke OP, as the case may be; PROVIDED, HOWEVER, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits under both a Weeks Benefit Plan and a Duke Benefit Plan (or is not otherwise recognized for such purposes under the benefit plans of Duke or Duke
OP).

     (b) STOCK INCENTIVE PLANS.

         (i) As of the Effective Time, each outstanding Weeks Stock Option shall be assumed by Duke and shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Weeks Stock Option (including, without limitation, vesting and exercisability but without regard to any provisions that would result in the acceleration of such vesting or exercisability due to the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement), the same number of shares of Duke Common Stock as the holder of such Weeks Stock Option would have been entitled to receive pursuant to the REIT Merger had such holder exercised such Weeks Stock Option in full immediately prior to the Effective Time at a price per share equal to the aggregate exercise price for the shares subject to such Weeks Stock Option divided by the number of full shares of Duke Common Stock deemed to be purchasable pursuant to such Weeks Stock Option; PROVIDED, HOWEVER, that the number of shares of Duke Common Stock that may be purchased upon exercise of such Weeks Stock Option shall not include any fractional share but shall be rounded upward to the next whole number of shares, or if rounding up would disqualify an option as an incentive stock option, shall be rounded down to the nearest whole number and cash shall be paid to each affected optionee as compensation for such fractional share based on the fair market value of Duke Common Stock at the Effective Time. Shares of Duke Common Stock received pursuant to the terms of this Agreement, in consideration for shares of Weeks Common Stock which have been held by Weeks executives and which are unvested and subject to forfeiture at the Effective Time pursuant to a restricted stock award under a Weeks Stock Plan shall vest and be subject to forfeiture in accordance with the terms of the applicable restricted stock award of Weeks Common Stock in the absence of the transactions contemplated by this Agreement. Prior to the Effective Time, Weeks will use its commercially reasonable efforts to obtain any necessary consents and shall (to the extent permitted under the terms of the Weeks Stock Plans) make any amendments to and take any actions in respect of any Weeks Stock Plans, Weeks Stock Options or restricted stock award to the extent such consents or amendments are necessary to give effect to the foregoing (including without limitation, the elimination of any right to acceleration of exercisability or vesting as a result of the completion of the transactions contemplated by this Agreement).

     (ii) Each Duke Stock Option shall continue in accordance with its term and conditions, including, without limitation, vesting and exercisability without regard to any acceleration of such vesting and exercisability as a result of the transactions contemplated by this Agreement. Prior to the Effective Time, Duke will use its best efforts to obtain any necessary consents and make any amendments to any Duke Stock Plans or Duke Weeks Stock Options to the extent such consents or amendments are necessary to give effect to the foregoing.

     (iii) At the Effective Time, Duke shall assume the Weeks Stock Plans (such Weeks Stock Plans having been amended as appropriate to take into account the adjustments set forth in Section 5.11(b)(i)), and the compensation committee of the Board of Directors of Duke shall administer the Weeks Stock Plans. At the Effective Time, the Weeks Stock Plans shall be amended such that no further options shall be issued thereunder.

     (c) CHANGE IN CONTROL AGREEMENTS. At the Effective Time, Weeks shall assign and Duke shall assume by operation of this Agreement Weeks' obligations under Weeks' Change in Control Agreements identified in Section 5.11(c) of the Weeks Disclosure Letter.

     Section 5.12. INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

     (a) (i) Weeks shall, and, from and after the Effective Time, the Surviving Corporation and the Surviving Partnership (collectively, the "INDEMNIFYING PARTIES") shall, indemnify, defend and hold harmless each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of Weeks or any Weeks Subsidiary (the "INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses (including attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement of, with the approval of the Indemnifying Parties (which approval shall not be unreasonably withheld or delayed), or otherwise in connection with any threatened or actual claim, action, suit, proceeding or investigation based on or arising out of the fact that such person is or was a director or officer of Weeks or any Weeks Subsidiary at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time ("INDEMNIFIED LIABILITIES"), including all Indemnified Liabilities based on, or arising out of, or pertaining to this Agreement, the REIT Merger, the OP Merger or the transactions contemplated by this Agreement or the OP Merger Agreement, in each case to the full extent a corporation is permitted under the GBCC to indemnify its own directors or officers, as the case may be (and the Surviving Corporation will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law subject to the limitations set forth in Section 5.12(a)(iii)).

         (ii) Any Indemnified Parties proposing to assert the right to be indemnified under this Section 5.12 shall, promptly after receipt of notice of commencement of any action against such Indemnified Parties in respect of which a claim is to be made under this Section 5.12 against Weeks and, from and after the Effective Time, the Surviving Corporation, notify the Indemnifying Parties of the commencement of such action, enclosing a copy of all papers served. If any such action is brought against any of the Indemnified Parties and such Indemnified Parties notify the Indemnifying Parties of its commencement, the Indemnifying Parties will be entitled to participate in and, to the extent that they elect by delivering written notice to such Indemnified Parties promptly after receiving notice of the commencement of the action from the Indemnified Parties, to assume the defense of the action and after notice from the Indemnifying Parties to the Indemnified Parties of their election to assume the defense, the Indemnifying Parties will not be liable to the Indemnified Parties for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the Indemnified Parties in connection with the defense. If the Indemnifying Parties assume the defense, the Indemnifying Parties shall have the right to settle such action without the consent of the Indemnified Parties; PROVIDED, HOWEVER, that the Indemnifying Parties shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the Indemnified Parties or any decree or restriction on the Indemnified Parties or their officers or directors; PROVIDED, FURTHER, that no Indemnifying Parties, in the defense of any such action shall, except with the consent of the Indemnified Parties (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Parties of a release from all liability with respect to such action. The Indemnified Parties will have the right to employ their own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such Indemnified Parties unless (i) the employment of counsel by the Indemnified Parties has been authorized in writing by the Indemnifying Parties, (ii) the Indemnified Parties have reasonably concluded (based on advice of counsel) that there may be legal defenses available to them that are different from or in addition to those available to the Indemnifying Parties, (iii) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Parties) between the Indemnified Parties and the Indemnifying Parties (in which case the Indemnifying Parties will not have the right to direct the defense of such action on behalf of the Indemnified Parties) or (iv) the Indemnifying Parties have not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnifying Parties.

         (iii) It is understood that the Indemnifying Parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such Indemnified Parties unless (a) the employment of more than one counsel has been authorized in writing by the Indemnifying Parties, (b) any of the Indemnified Parties have reasonably concluded (based on advice of counsel) that there may be legal defenses available to them that are different from or in addition to those available to other Indemnified Parties or (c) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Parties) between any of the Indemnified Parties and the other Indemnified Parties, in each case of which the Indemnifying Parties shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

         (iv) The Indemnifying Parties will not be liable for any settlement of any action or claim effected without their written consent (which consent shall not be unreasonably withheld).

     (b) At the Effective Time, Duke shall expressly assume by operation of this Agreement (i) the Weeks Indemnity Agreements identified in Section 5.12(b) of the Weeks Disclosure Letter and (ii) the indemnification obligations contained in the Weeks OP Agreement.

     (c) At or prior to the Effective Time, Duke shall purchase directors' and officers' liability insurance "tail" policy coverage for Weeks' directors and executive officers for a period of six years which will provide the directors and officers with coverage on substantially similar terms as currently provided by Weeks to such directors and officers for claims based on activity prior to the Effective Time;

provided, however, that Duke shall have no obligation to pay more than $250,000 in premiums for such coverage.

     (d) The provisions of this Section 5.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of Duke and Weeks.

     Section 5.13. PROVISIONS RELATING TO CERTAIN WEEKS INDEBTEDNESS. Notwithstanding any other provision of this Agreement, Weeks and Duke shall utilize reasonable best efforts and cooperate with each other to cause the condition specified in Section 6.2(f) and 6.3(f) to be satisfied on or prior to the Closing Date.

     Section 5.14. THE WEEKS RIGHTS PLAN. Weeks shall either (i) redeem, effective immediately prior to the Effective Time, all the then outstanding Rights (as defined in the Rights Agreement) for cash pursuant to and in compliance with Section 23 of the Rights Agreement or (ii) take such other action to terminate the Rights Agreement as of that time, as Weeks and Duke may mutually agree. Weeks shall not redeem the Rights issued under the Rights Agreement, or terminate the Rights Agreement, prior to the Effective Time (other than in accordance with the preceding sentence) unless required to do so by a court of competent jurisdiction; provided, however, that Weeks may take any of the foregoing actions if the Board of Directors of Weeks shall have accepted a proposal for a Superior Competing Transaction in accordance with the terms of
Section 7.1.

     Section 5.15. COORDINATION OF DIVIDENDS. Each of Duke and Weeks shall coordinate with the other regarding the declaration and payment of dividends in respect of Duke Common Stock and Weeks Common Stock and the record dates and payment dates relating thereto, it being the intention of Duke and Weeks that any holder of Weeks Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to such holder's Weeks Common Stock and/or Duke Common Stock such holder receives in exchange therefor pursuant to the REIT Merger. Each of Duke OP and Weeks OP shall coordinate with the other regarding the declaration and payment of distributions in respect of Duke common OP units and Weeks common OP units and the record dates and payment dates relating thereto, it being the intention of Duke OP and Weeks OP that any holder of Weeks common OP units shall not receive two distributions, or fail to receive one distribution, for any single calendar quarter with respect to such holder's Weeks OP common units and/or Duke common OP Units any such holder receives in exchange therefore pursuant to the OP Merger.

     Section 5.16. EXISTING RESTRICTIONS ON RESALE OF CERTAIN FALCON PROPERTIES. Duke and Duke OP shall assume the obligations of Weeks, Weeks OP or the applicable Weeks Subsidiary, as the case may be, under the Tax Protection Agreements described in Schedule 3.1(m) to the Weeks Disclosure Letter.

     Section 5.17. ASSUMPTION OF WARRANTS. Subject to the terms of their respective governing instruments, each AEW Warrant and each Codina Warrant (collectively, the "Warrants") issued and outstanding at the Effective Time shall remain outstanding following the Effective Time. At the Effective time, the AEW Warrant Agreement and each outstanding AEW Warrant and the Codina Warrant Agreement and each outstanding Codina Warrant shall be assumed by the Surviving Entity. Each such Warrant shall be deemed to constitute a warrant to acquire, on the same terms and conditions as were applicable under such Warrant, a number of shares of Duke Common Stock equal to the number of shares of Duke Common Stock purchasable pursuant to such Warrant multiplied by the Exchange Ratio (plus the amount of cash consideration, if any, payable with respect to the number of shares of Duke Common Stock issuable upon the exercise of such Warrant immediately prior to the Effective Time), at a price per share equal to the per-share exercise price for the shares of Weeks Common Stock purchasable pursuant to such Warrant divided by the Exchange Ratio. Any fractional interests shall be rounded up to one share of Duke Common Stock (with all fractional interests to which a holder would otherwise be entitled being aggregated before any such rounding). Duke shall take all action necessary to reserve for issuance a sufficient number of shares of Duke Common Stock for delivery upon exercise of the Warrants assumed in accordance with this Section 5.17.

     Section 5.18. WEEKS NOTES. At the Closing, Duke OP shall (a) execute and deliver a supplemental indenture evidencing its assumption of the payment of principal of (and premium, if any) and interest on Weeks OP's outstanding 6.875% Notes and 7.375% Notes and the due and punctual performance and observance of each covenant and agreement of the Indenture dated March 20, 1997 and a Supplemental Indenture dated July 30, 1998 between Weeks OP and State Street Bank and Company, as Trustee, and (b) cause to be delivered to the trustee an opinion of counsel to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms of such Indenture.

     Section 5.19. DUKE OP PARTNERSHIP AGREEMENT. At the Closing, Duke OP shall
(i) amend the partnership agreement of Duke OP to reflect the agreements described on Exhibit J hereto and (ii) assume and perform any obligations that Weeks OP or any Weeks Subsidiary has immediately prior to the Effective Time to issue securities in accordance with the terms of any partnership or other agreement to which Weeks OP or such Subsidiary is a party and which has been previously disclosed to Duke, in the same manner and to the same extent that Weeks OP or such Subsidiary would be required to perform such obligation if no Merger had been consummated.

     Section 5.20. REGISTRATION RIGHTS AGREEMENTS. At the Closing, Weeks shall assign and Duke shall assume by operation of this Agreement, Weeks' Registration Rights Agreements identified in Section 5.20 of the Weeks Disclosure Letter.

     Section 5.21. INTERIM TRANSACTIONS COMMITTEE. Weeks and Duke shall establish an interim transactions committee (the "Interim Transactions Committee") consisting of three individuals nominated by each. The Interim Transactions Committee shall review and jointly evaluate (but will not have the power to approve or disapprove) acquisition, budget and capital improvement activities of each of Weeks and Duke between the date hereof and the Effective Time.

     Section 5.22. EXECUTIVE OFFICER APPOINTMENTS. Prior to the Closing, the Board of Directors of Duke shall take such action as may be necessary or advisable to ensure the appointment of the persons named on Schedule G hereto as the executive officers of the Surviving Corporation (or, if any such person should for any reason be unable or unwilling to serve, such other person or persons as shall be mutually agreed by Duke and Weeks), such appointments to be effective immediately following the Closing, each of whom shall serve in such position indicated on Schedule F until such time indicated on Schedule F hereto (the "EXECUTIVE OFFICER APPOINTMENTS").

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     Section 6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of Weeks and Duke to effect the REIT Merger and the OP Merger and to consummate the other transactions contemplated by this Agreement on the Closing Date is subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

     (a) SHAREHOLDER APPROVALS. The Weeks Shareholder Approvals and the Duke Merger Shareholder Approval shall have been obtained.

     (b) LISTING OF SHARES. The NYSE shall have approved for listing the Duke Common Stock, Duke Series F Preferred Stock and any Duke Series H Preferred Stock to be issued in the REIT Merger and the Duke Common Stock, Duke Series F Preferred Stock and any Duke Series H Preferred Stock reserved for issuance upon redemption of Colt OP Units issued in the OP Merger, subject to official notice of issuance.

     (c) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

     (d) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the REIT Merger or the OP Merger or any of the other transactions or agreements contemplated by this Agreement or the OP Merger Agreement shall be in effect.

     (e) HSR ACT. All waiting periods under the HSR Act shall have terminated or expired with regard to the REIT Merger and the OP Merger.

     Section 6.2. CONDITIONS TO OBLIGATIONS OF DUKE. The obligation of Duke to effect the REIT Merger and the OP Merger and to consummate the other transactions contemplated by this Agreement and the OP Merger Agreement on the Closing Date are further subject to the following conditions, any one or more of which may be waived by Duke:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Weeks set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Duke shall have received a certificate (which certificate may be qualified by knowledge to the same extent as such representations and warranties are so qualified) signed on behalf of Weeks by the Chief Executive Officer and the Chief Financial Officer of Weeks to such effect. This condition shall be deemed to have been satisfied unless (i) the representations and warranties of Weeks contained in Section 3.1(c) are not true and correct in all material respects or (ii) all breaches of Weeks' representations and warranties in this Agreement (without giving effect to any materiality, Weeks Material Adverse Effect or any similar qualification or limitation) are in the aggregate reasonably expected to have a Weeks Material Adverse Effect or a material adverse effect on the business, properties, financial condition or results of operations of the Surviving Corporation (a "SURVIVING CORPORATION MATERIAL ADVERSE EFFECT" ).

     (b) PERFORMANCE OF OBLIGATIONS OF WEEKS AND WEEKS OP. Each of Weeks and Weeks OP shall have performed in all material respects all obligations required to be performed by it under this Agreement and the OP Merger Agreement at or prior to the Effective Time, and Duke shall have received a certificate signed on behalf of Weeks by the Chief Executive Officer and the Chief Financial Officer of Weeks to such effect.

     (c) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no Weeks Material Adverse Change. Duke shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Weeks to the effect that there has been no such Weeks Material Adverse Change.

     (d) OPINIONS RELATING TO REIT AND PARTNERSHIP STATUS. Duke shall have received an opinion dated as of the Closing Date of King & Spalding, substantially in the form of EXHIBIT K attached hereto

(subject to customary exceptions, assumptions and qualifications, and based on customary representations), regarding the qualification of Weeks as a REIT under the Code and the treatment of Weeks OP as a partnership for federal income tax purposes. King & Spalding shall permit Rogers & Wells LLP to rely on its opinion for purposes of delivering the opinion required by Section 6.3(d).

     (e) OTHER TAX OPINION. Duke shall have received an opinion dated as of the Closing Date from Rogers & Wells LLP to the effect that the REIT Merger will qualify as a tax-free reorganization Duke under Section 368(a) of the Code.

     (f) CONSENTS. All consents and waivers from third parties necessary in connection with the consummation of the REIT Merger and the OP Merger shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in a Weeks Material Adverse Effect or a Duke Material Adverse Effect.

     Section 6.3. CONDITIONS TO OBLIGATION OF WEEKS AND WEEKS OP. The obligations of Weeks and Weeks OP to effect the REIT Merger and the OP Merger and to consummate the other transactions contemplated by this Agreement to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived by Weeks:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Duke set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Weeks shall have received a certificate (which certificate may be qualified by knowledge to the same extent as such representations and warranties are so qualified) signed on behalf of Duke by the Chief Executive Officer and the Chief Financial Officer of Duke to such effect. This condition shall be deemed to have been satisfied unless (i) the representations and warranties of Duke contained in Section 3.2(c) are not true and correct in all material respects or (ii) all breaches of Duke's representations and warranties in this Agreement (without giving effect to any materiality, Duke Material Adverse Effect or other similar qualification or limitation) are in the aggregate reasonably expected to have a Duke Material Adverse Effect or a Surviving Corporation Material Adverse Effect.

     (b) PERFORMANCE OF OBLIGATIONS OF DUKE AND DUKE OP. Each of Duke and Duke OP shall have performed in all material respects all obligations required to be performed by it under this Agreement and the OP Agreement at or prior to the Effective Time, and Duke shall have received a certificate signed on behalf of Duke by the Chief Executive Officer and the Chief Financial Officer of Duke to such effect.

     (c) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no Duke Material Adverse Change. Duke shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Duke to the effect that there has been no such Duke Material Adverse Change.

     (d) OPINIONS RELATING TO REIT AND PARTNERSHIP STATUS. Weeks shall have received an opinion dated as of the Closing Date of Rogers & Wells LLP, substantially in the form of Exhibit L attached hereto (subject to customary exceptions, assumptions and qualifications, and based on customary representations), regarding the qualification of Duke as a REIT under the Code and the treatment of Duke OP as a partnership for federal income tax purposes.

     (e) OTHER TAX OPINION. Weeks shall have received an opinion dated as of the Closing Date from King & Spalding (subject to customary exceptions, assumptions and qualifications, and based on customary representations) to the effect that the REIT Merger will qualify as a tax-free reorganization under Section 368(a) of the Code.

     (f) CONSENTS. All consents and waivers from third parties necessary in connection with the consummation of the transactions shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in a Weeks Material Adverse Effect or a Duke Material Adverse Effect.

     (g) DIRECTORS' RESIGNATIONS. If the Duke Special Charter Proposal is not approved by the 80% Duke Approval at the Duke Shareholders Meeting, Duke shall have received resignations from certain members of its Board of Directors which are sufficient to permit the adoption of Exhibits G and H as the Charter and By-laws and the election as directors of the individuals set forth on Schedule E.

                                  ARTICLE VII

                                  BOARD ACTIONS

     Section 7.1. BOARD ACTIONS. Notwithstanding Section 5.6 or any other provision of this Agreement to the contrary, to the extent required by the fiduciary obligations of the Board of Directors of either Duke or Weeks, as determined by either such board in good faith after consultation with outside counsel, either Duke or Weeks may:

     (a) disclose to its shareholders any information required to be disclosed under applicable law;

     (b) to the extent applicable, comply with Rule 14e-2(a) promulgated under the Exchange Act with respect to a Competing Transaction;

     (c) in response to an unsolicited request therefor, participate in discussions or negotiations with or furnish information with respect to it pursuant to a confidentiality agreement which is at least as favorable to it as the Confidentiality Agreement, or otherwise respond to or deal with any person in connection with a Superior Competing Transaction, provided that it shall have notified either Duke or Weeks, as the case may be, of such unsolicited requests or its participation in discussions or negotiations in accordance with Section 5.6; and

     (d) approve or recommend (and in connection therewith withdraw or modify its approval or recommendation of this Agreement, the OP Merger Agreement and the REIT Merger and the OP Merger) a Superior Competing Transaction (as defined below) or enter into an agreement with respect to such Superior Competing Transaction (for purposes of this Agreement, "SUPERIOR COMPETING TRANSACTION" means a bona fide proposal for a Competing Transaction made by a third party which a majority of the members of the Board of Directors of Duke or Weeks, as the case may be, determines in good faith (after consultation with its financial advisor) to be more favorable to its shareholders than the REIT Merger and the OP Merger.

     Section 7.2. WEEKS SUBSIDIARY BOARDS. On the Closing Date, Weeks shall use its reasonable best efforts to cause the directors and officers of each of the Weeks Subsidiaries to submit their resignations from such positions, effective as of the Effective Time.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

     Section 8.1. TERMINATION. This Agreement and the OP Merger Agreement may be terminated at any time prior to the filing of a certificate of merger for the OP Merger with the Secretary of State of Indiana and the Secretary of State of Georgia, whether before or after any or all of the Stockholder Approvals are obtained:

     (a) by mutual written consent duly authorized by the respective Boards of Directors of Duke and Weeks;

     (b) by Duke, upon a breach of any representation, warranty, covenant or agreement on the part of Weeks set forth in this Agreement, or if any representation or warranty of Weeks shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by December 31, 1999 (as otherwise extended);

     (c) by Weeks, upon a breach of any representation, warranty, covenant or agreement on the part of Duke set forth in this Agreement, or if any representation or warranty of Duke shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by December 31, 1999 (as otherwise extended);

     (d) by either Duke or Weeks, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the REIT Merger or the OP Merger shall have become final and nonappealable;

     (e) by either Duke or Weeks, if the REIT Merger shall not have been consummated before December 31, 1999; PROVIDED, HOWEVER, that a party that has materially breached a representation, warranty or covenant of such party set forth in this Agreement shall not be entitled to exercise its right to terminate under this Section 8.1(e);

     (f) by Duke or Weeks (unless Weeks is in breach of its obligations under Section 5.1) if, upon a vote at a duly held Weeks Shareholders Meeting or any adjournment thereof, the Weeks Shareholder Approvals shall not have been obtained, as contemplated by Section 5.1;

     (g) by Weeks or Duke (unless Duke is in breach of its obligations under Section 5.1) if, upon a vote at a duly held Duke Shareholders Meeting or any adjournment thereof, the Duke Merger Shareholder Approval shall not have been obtained, as contemplated by Section 5.1;

     (h) by Weeks, prior to the Weeks Shareholders Meeting and not less than 30 days after the Board of Directors of Weeks shall have withdrawn or modified in any manner adverse to Duke or Duke OP its approval or recommendation of the REIT Merger, the OP Merger or this Agreement or the OP Merger Agreement in connection with, or approved or recommended, a Superior Competing Transaction;

     (i) by Duke, prior to the Duke Shareholders Meeting and not less than 30 days after the Board of Directors of Duke shall have withdrawn or modified in any manner adverse to Weeks or Weeks OP its approval or recommendation of the Merger, the OP Merger or this Agreement or the OP Merger Agreement in connection with, or approved and recommended, a Superior Competing Transaction;

     (j) by Duke, if (i) prior to the Weeks Shareholders Meeting the Board of Directors of Weeks or any committee thereof shall have withdrawn or modified in any manner adverse to Duke its approval or recommendation of the REIT Merger, the OP Merger or this Agreement or the OP Merger Agreement in connection with, or approved or recommended, any Superior Competing Transaction, (ii) Weeks or Weeks OP shall have entered into any agreement with respect to any Competing Transaction, or (iii) the Board of Directors of Weeks or any committee thereof shall have resolved to do any of the foregoing; or

     (k) by Weeks if (i) prior to the Duke Shareholders Meeting the Board of Directors of Duke or any committee thereof shall have withdrawn or modified in any manner adverse to Weeks its approval or recommendation of the REIT Merger or the OP Merger or this Agreement or the OP Agreement in connection with, or approved or recommended, a Superior Competing Transaction, (ii) Duke or Duke OP shall have entered into any agreement with respect to any Competing Transaction, or (iii) the Board of Directors of Duke or any committee thereof shall have resolved to do any of the foregoing.

     Section 8.2. EXPENSES.

     (a) Except as otherwise specified in this Section 8.2 or agreed in writing by the parties, all out-of-pocket costs and expenses incurred in connection with this Agreement, the REIT Merger, the OP Merger Agreement, the OP Merger and the other transactions contemplated hereby and the OP Merger Agreement shall be paid by the party incurring such cost or expense.

     (b) Weeks agrees that if this Agreement shall be terminated pursuant to
Section 8.1(b) then Weeks will pay to Duke, or as directed by Duke, an amount equal to the Duke Break-Up Expenses (as defined below). In addition, Weeks agrees that if (x) this Agreement shall be terminated pursuant to Section 8.1(b) or (f) and within 12 months following such termination Weeks or Weeks OP shall consummate a Competing Transaction or enter into a definitive agreement providing for a Competing Transaction or (y) this Agreement is terminated pursuant to Section 8.1(h) or (j), then Weeks will pay as directed by Duke a fee in an amount equal to the Duke Break-Up Fee (as defined below) less any Duke Break-Up Expenses. Payment of any of such amounts shall be made, as directed by Duke, by wire transfer of immediately available funds promptly, but in no event later than two business days after the amount is due as provided herein. The "DUKE BREAK-UP FEE" shall be an amount equal to the lesser of (i) $50,000,000 (the "BASE AMOUNT") or (ii) the sum of (A) the maximum amount that can be paid to Duke or Duke OP for the taxable year in which this Agreement is terminated without causing Duke to fail to meet the requirements of Sections 856(c)(2) and
(3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2) and (3) of the Code ("QUALIFYING INCOME"), as determined by outside counsel or independent accountants to Duke, and (B) in the event Duke receives a letter from outside counsel (the "DUKE BREAK-UP FEE TAX OPINION") indicating that Duke has received a ruling from the IRS holding that the receipt by Duke or Duke OP of the Base Amount would either constitute Qualifying Income as to Duke with respect to Duke's proportionate share thereof or would be excluded from Duke's gross income for purposes of Sections 856(c)(2) and (3) of the Code (the "REIT REQUIREMENTS"), the Base Amount less the amount payable under clause (A) above. In the event that Duke OP is not able to receive the full Base Amount, Weeks shall place the unpaid amount in escrow and shall not release any portion thereof to Duke or Duke OP unless and until Weeks receives any one or a combination of the following: (i) a letter(s) from Duke's outside counsel or independent accountants indicating the maximum amount that can be paid at that time to Duke OP without causing Duke to fail to meet the REIT Requirements for any relevant taxable year, together with an IRS ruling or opinion of the counsel to the effect that such payment would not be treated as included in the income of Weeks for any prior taxable year, in which event such maximum amount shall be paid to Duke OP, or (ii) a Duke Break-Up Fee Tax Opinion, in which event Weeks shall pay to Duke OP the unpaid Base Amount. Weeks' obligation to pay any unpaid portion of the Duke Break-Up Fee (provided Weeks has otherwise complied with its obligations under this provision) shall terminate (and any amount still held in such escrow shall be released to Weeks) on the date that is five years from the date the Duke Break-Up Fee first becomes due under this Agreement. The "DUKE BREAK-UP EXPENSES" shall be an amount equal to the lesser of (i) Duke OP's out-of-pocket expenses incurred in connection with this Agreement and the other transactions (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses) but in no event in an amount greater than $5,000,000 (such amount not to exceed such $5,000,000 being referred to in this Section 8.2(b) or (c) as the "DUKE EXPENSE FEE BASE AMOUNT") and (ii) the sum of (A) the maximum amount that can be paid to Duke OP without causing Duke to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by outside counsel or independent accountants to Duke and (B) in the event Duke receives a Duke Break-Up Fee Tax Opinion indicating that Duke has received a ruling from the IRS holding that Duke OP's receipt of the Duke Expense Fee Base Amount would either constitute Qualifying Income as to Duke with respect to Duke's proportionate share thereof or would be excluded from Duke's gross income for purposes of the REIT Requirements, the Duke Expense Fee Base Amount less the amount payable under clause (A) above. In the event that Duke is not able to receive the full amount of the Duke Break-Up Expenses, Weeks shall place the unpaid amount in escrow and shall not release any portion thereof to Duke OP unless and until Weeks receives any one or combination of the following: (i) a letter(s) from Duke's outside counsel or independent accountants indicating the maximum amount that can be paid at that time to Duke OP without causing Duke to fail to meet the REIT Requirements for any relevant taxable year together with an IRS ruling or opinion of tax counsel to the effect that such payment would not be treated as included in income for any prior taxable year, in which event such maximum amount shall be paid to Duke OP, or (ii) a Duke Break-Up Fee Tax Opinion indicating that Duke's receipt of the Expense Fee Base Amount would satisfy in whole or in part the REIT Requirements, in which event Weeks shall pay to Duke OP the unpaid Duke Expense Fee Base Amount. Weeks' obligation to pay any unpaid portion of the Duke Break-Up Expenses (provided Weeks has otherwise complied with its obligations under this provision) shall terminate (and any amount still held in such escrow shall be released to Weeks) on the date that is five years from the date the Duke Break-Up Expenses first become due under this Agreement.

     (c) Duke agrees that if this Agreement shall be terminated pursuant to
Section 8.1(c), then Duke will pay, as directed by Weeks, an amount equal to the Weeks Break-Up Expenses (as defined below). In addition, Duke and Duke OP agree that if (x) this Agreement shall be terminated pursuant to Section 8.1(c) or (g) and within 12 months following such termination Duke or Duke OP shall consummate a Competing Transaction or enter into a definitive agreement providing for a Competing Transaction or (y) this Agreement is terminated pursuant to Section 8.1(i) or (k), then Duke or Duke OP will pay as directed by Weeks a fee in an amount equal to the Weeks Break-Up Fee (as defined below) less any Weeks Break-Up Expenses. Payment of any of such amounts shall be made, as directed by Weeks, by wire transfer of immediately available funds promptly, but in no event later than two business days after the amount is due as provided herein. The "WEEKS BREAK-UP FEE" shall be an amount equal to the lesser of (i) $50,000,000 (the "BASE AMOUNT") and (ii) the sum of (A) the maximum amount that can be paid to Weeks without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to Weeks and (B) in the event Weeks receives a letter from outside counsel (the "WEEKS BREAK-UP FEE TAX OPINION") indicating that Weeks has received a ruling from the IRS holding that Weeks' receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income for purposes of Sections 856(c)(2) and (3) of the Code, the Base Amount less the amount payable under clause (A) above. In the event that Weeks is not able to receive the full Base Amount, Duke shall place the unpaid amount in escrow and shall not release any portion thereof to Weeks unless and until Duke receives any one or a combination of the following: (i) a letter(s) from Weeks' outside counsel or independent accountants indicating the maximum amount that can be paid at that time to Weeks without causing Weeks to fail to meet the REIT Requirements for any relevant taxable year together with an IRS ruling or opinion of tax counsel to the effect that such payment would not be treated as included in income for any prior taxable year, in which even such maximum amount shall be paid to Weeks OP, or (ii) a Weeks Break-Up Fee Tax Opinion, in which event Duke shall pay to Weeks the unpaid Base Amount. Duke's obligation to pay the Weeks Break-Up Fee (provided Duke has otherwise complied with its obligations under this provision) shall terminate (and any amount still held in such escrow shall be released to Duke) on the date that is five years from the date the Weeks Break-Up Fee first becomes due under this Agreement. The "WEEKS BREAK-UP EXPENSES" shall be an amount equal to the lesser of (i) Weeks' out-of-pocket expenses incurred in connection with this Agreement and the other transactions (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses) but in no event in an amount greater than $5,000,000 (such amount not to exceed such $5,000,000 being referred to in this Section 8.2(d) or (e) as the "WEEKS EXPENSE FEE BASE AMOUNT") and (ii) the sum of (A) the maximum amount that can be paid to Weeks without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to Weeks and (B) in the event Weeks receives a Weeks Break-Up Fee Tax Opinion indicating that Weeks has received a ruling from the IRS holding that Weeks' receipt of the Weeks Expense Fee Base Amount would either constitute Qualifying Income or would be excluded from gross income for purposes of the REIT Requirements or that receipt by Weeks of the remaining balance of the Weeks Expense Fee Base Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Expense Fee Base Amount less the amount payable under clause (A) above. In the event that Weeks is not able to receive the full Weeks Expense Fee Base Amount, Duke and Duke OP shall place the unpaid amount in escrow and shall not release any portion thereof to Weeks OP unless and until Duke receives any one or combination of the following: (i) a letter(s) from Weeks' outside counsel or independent accountants indicating the maximum amount that can be paid at that time to Weeks OP without causing Weeks to fail to meet the REIT Requirements for any relevant taxable year together with an IRS ruling or opinion of tax counsel to the effect that such payment would not be treated as included in income for any prior taxable year, in which event such maximum amount shall be paid to Weeks OP, or
(ii) a Weeks Break-Up Fee Tax Opinion indicating that Weeks' receipt of the Weeks Expense Fee Base Amount would satisfy in whole or in part the REIT Requirements, in which event Duke shall pay to Weeks OP the lessor of the unpaid Weeks Expense Fee Base Amount. Duke's obligation to pay any unpaid portion of the Weeks Break-Up Expenses (provided Duke has otherwise complied with its obligations under this provision) shall terminate (and any amount still held in such escrow shall be released to Duke) on the date that is five years from the date the Weeks Break-Up Expenses first become due under this Agreement.

     (d) In the event that any of Duke or Weeks is required to file suit to seek all or a portion of the amounts payable under this Section 8.2, and such party prevails in such litigation, such party shall be entitled to all expenses, including attorney's fees and expenses which it has incurred in enforcing its rights hereunder; PROVIDED that such expenses shall be considered part of out-of-pocket expenses incurred in connection with this Agreement and the other transactions within the definition of Duke Break-Up Expenses or Weeks Break-Up Expenses, as the case may be.

     Section 8.3. EFFECT OF TERMINATION. In the event of termination of this Agreement by either Weeks or Duke as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Duke, or Weeks, other than the last sentence of
Section 5.2, Section 8.2, this Section 8.3 and Article IX and except to the extent that such termination results from a willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     Section 8.4. AMENDMENT. This Agreement may be amended by the parties in writing by action of their respective Boards of Directors at any time before or after any Stockholder Approvals, the Weeks OP Approvals and the Duke OP Approvals are obtained and prior to the filing of the Articles of Merger for the Merger with the Secretary of State of Indiana and the Secretary of State of Georgia and a certificate of merger for the OP Merger with the Office of the Secretary of State of Indiana and the Office of the Secretary of State of Georgia; PROVIDED, HOWEVER, that, after any of the Stockholder Approvals, the

Weeks OP Approvals and the Duke OP Approvals are obtained, no such amendment, modification or supplement shall alter the amount or change the form of the consideration to be delivered to Weeks' or Duke's shareholders or alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect Weeks' shareholders or Duke's shareholders, or the Weeks Limited Partners or Duke Limited Partners.

     Section 8.5. EXTENSION; WAIVER. At any time prior to the Effective Time, each of Weeks and Duke may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any waivers pursuant to clause (c) of the second preceding sentence (i) of the provisions of Section 4.1(e) may be given in writing by or on behalf of Duke by the chief executive officer of Duke and (ii) of the provisions of Section 4.2(e) may be given in writing by or on behalf of Weeks by the chief executive officer of Weeks. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     Section 9.1. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     Section 9.2. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

         (a)      if to Duke, to

                  Darell E. Zink, Jr.
                  Executive Vice President and Chief Financial Officer 8888 Keystone Crossing
                  Suite 1150
                  Indianapolis, Indiana 46240

                  with a copy to:

                  John R. Gaskin
                  Vice President and General Counsel
                  8888 Keystone Crossing
                  Suite 1150
                  Indianapolis, Indiana 46240
                  and a copy to:

                  Rogers & Wells LLP
                  200 Park Avenue
                  New York, NY  10166
                  Attn: Robert E. King, Jr.
                  Fax: (212) 878-8375

         (b)      if to Weeks, to

                  A. Ray Weeks, Jr.
                  Chairman and Chief Executive Officer
                  4497 Park Drive
                  Norcross, Georgia 30093

                  with a copy to:

                  Elizabeth C. Belden
                  General Counsel
                  4497 Park Drive
                  Norcross, Georgia 30093

                  and a copy to:

                  William B. Fryer
                  King & Spalding
                  191 Peachtree Street
                  Atlanta, GA 30303
                  Fax: (404) 572-5148

    Section 9.3. INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    Section 9.4. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    Section 9.5. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Confidentiality Agreement and the other agreements entered into in connection with the transactions (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and, (b) except for the provisions of Article II and Sections 5.11(b) and 5.12, are not intended to confer upon any person other than the parties hereto any rights or remedies.

    Section 9.6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF INDIANA.

    Section 9.7. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    Section 9.8. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Indiana or in any Indiana State court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the State of Indiana or any Indiana State court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

    Section 9.9. EXHIBITS; DISCLOSURE LETTERS. All Exhibits referred to herein and in the Weeks Disclosure Letter and the Duke Disclosure Letter are intended to be and hereby are specifically made a part of this Agreement. Each exception to a representation or warranty of Duke or Weeks that is set forth in the applicable Duke or Weeks Disclosure Letter is identified by reference to, or has been grouped under a heading referring to, a specific individual Section of this Agreement and, except as otherwise specifically stated with respect to such exception in the applicable Duke or Weeks Disclosure Letter, relates only to such Section.


                                   ARTICLE X

                               CERTAIN DEFINITIONS

    Section 10.1.  CERTAIN DEFINITIONS.  For purposes of this Agreement:

         An "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

         "EMPLOYEE PLAN" means any employment, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, equity (or equity-based) leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, workmen's compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement (including any collective bargaining agreement), practice, policy or arrangement of any kind, whether written or oral, and whether or not subject to ERISA, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

         "KNOWLEDGE" where used herein with respect to Weeks shall mean the knowledge of the persons named in Section 10 of the Weeks Disclosure Letter and where used with respect to Duke shall mean the knowledge of the persons named in
Section 10 of the Duke Disclosure Letter.

         "LAW" means any statute, law, regulation or ordinance of any Government Entity applicable to Duke or Weeks or any of their respective Subsidiaries.

         "DUKE SUBSIDIARY" means the Duke OP and each other Subsidiary of Duke.

         "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

         "SUBSIDIARY" of any person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such person (either directly or through or together with another Subsidiary of such person) owns 50% or more of the voting stock, value of or other equity interests (voting or non-voting) of such corporation, partnership, limited liability company, joint venture or other legal entity.

         "WEEKS SUBSIDIARY" means Weeks OP and each other Subsidiary of Weeks.

         IN WITNESS WHEREOF, Duke and Weeks have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                           DUKE REALTY INVESTMENTS, INC.

                                           By:  /s/ Thomas L. Hefner
                                                -------------------------------
                                                Name:  Thomas L. Hefner
                                                Title: President and Chief
                                                       Executive Officer


                                           WEEKS CORPORATION

                                           By:  /s/ A. Ray Weeks, Jr.
                                                -------------------------------
                                                Name:  A. Ray Weeks, Jr.
                                                Title: President and Chief
                                                       Executive Officer

                                   SCHEDULE D

                   BOARD OF DIRECTORS OF SURVIVING CORPORATION
                 WHERE 80% DUKE SHAREHOLDER APPROVAL IS OBTAINED



           TERM EXPIRES                                                               DIRECTORS

           2000                                                   Forrest W. Robinson
                                                                  George D. Busbee
                                                                  Harold S. Lichtin
                                                                  Armando Codina
                                                                  Howard L. Feinsand
                                                                  James E. Rogers
                                                                  Daniel C. Staton
                                                                  Jay J. Strauss

           2001                                                   Thomas D. Senkbeil
                                                                  Charles R. Eitel
                                                                  Barrington H. Branch
                                                                  Geoffrey Button
                                                                  Ngaire E. Cuneo
                                                                  John D. Peterson
                                                                  Darell E. Zink, Jr.

           2002                                                   A. Ray Weeks, Jr.
                                                                  John W. Nelley, Jr.
                                                                  William O. McCoy
                                                                  William Cavanaugh III
                                                                  Thomas L. Hefner
                                                                  L. Ben Lytle
                                                                  John W. Wynne*
                                                                  Edward P. Baur



                          NOMINATING COMMITTEE MEMBERS



           James E. Rogers                                       William Cavanaugh III
           Geoffrey Button                                       Charles R. Eitel
           L. Ben Lytle                                          William O. McCoy



                         COMPENSATION COMMITTEE MEMBERS



           James E. Rogers                                       William Cavanaugh III
           Geoffrey Button                                       Charles R. Eitel
           L. Ben Lytle                                          William O. McCoy



--------
* Mr. Wynne will become a Director Emeritus effective as of the date of Duke's 1999 Annual Meeting of Shareholders.


                                     Sch. D

                                   SCHEDULE E


                   BOARD OF DIRECTORS OF SURVIVING CORPORATION
               WHERE 80% DUKE SHAREHOLDER APPROVAL IS NOT OBTAINED



           TERM EXPIRES                                                            DIRECTORS

           2000                                                 Thomas D. Senkbeil
                                                                William O. McCoy
                                                                Howard L. Feinsand
                                                                James E. Rogers
                                                                Jay J. Strauss

           2001                                                 Barrington H. Branch
                                                                Charles R. Eitel
                                                                Geoffrey Button
                                                                Ngaire E. Cuneo
                                                                Darell E. Zink, Jr.

           2002                                                 A. Ray Weeks, Jr.
                                                                John W. Nelley, Jr.
                                                                William Cavanaugh III
                                                                Thomas L. Hefner
                                                                L. Ben Lytle



                          NOMINATING COMMITTEE MEMBERS



           James E. Rogers                                     William Cavanaugh III
           Geoffrey Button                                     Charles R. Eitel
           L. Ben Lytle                                        William O. McCoy



                         COMPENSATION COMMITTEE MEMBERS



           James E. Rogers                                     William  Cavanaugh III
           Geoffrey Button                                     Charles R. Eitel
           L. Ben Lytle                                        William O. McCoy



                                     Sch. E

                                   SCHEDULE F

                                    OFFICERS



   Thomas L. Hefner                  Chief Executive Officer

   A. Ray Weeks, Jr.                 President and Chief Operating Officer

   Darell E. Zink, Jr.               Executive Vice President and
                                         Chief Financial Officer

   Thomas D. Senkbeil                Executive Vice President and
                                         Chief Investment Officer

   Gary A. Burk                      President--Construction

   Robert M. Chapman                 Regional Executive Vice President

   Robert Cutlip                     Regional Executive Vice President

   Forrest W. Robinson               Regional Executive Vice President

   Richard W. Horn                   Executive Vice President--Midwest Office

   William E. Linville, III          Executive Vice President--Midwest Industrial

   Denis D. Oklak                    Executive Vice President and
                                         Chief Administrative Officer

   David P. Stockert                 Executive Vice President--Strategic Planning
                                         and Capital Markets

   John W. Nelley, Jr.               Managing Director--Nashville



                                     Sch. F

                                    EXHIBIT J


         Duke and Duke OP agree to amend and restate the Duke OP Agreement effective as of the effective time of the OP Merger to provide for the following:

         (i) Provisions mutually satisfactory to the respective tax counsel for Weeks OP and Duke OP which will (a) permit any former limited partner of Weeks OP (as well as current or future limited partners of Duke OP) to elect, prior to the effective time of the OP Merger, to be liable to restore to Duke OP, upon liquidation of the partner's interest in Duke OP, up to a stated dollar amount (the "Deficit Election Amount") of the negative balance existing in such partner's capital account at the time of such liquidation (such amount to be specified by the partner in his election, but subject to the requirement that such election amount be reasonably related to the amount of recourse debt needed by such partner to avoiding triggering taxable income attributable to his negative tax capital account), (b) provide appropriate allocations of Duke OP taxable net profit and net loss, in conformity with the regulations under
Section 704(b) of the Code, so that such partner is allocated for federal income tax purposes an amount of Duke OP recourse indebtedness equal to such Deficit Election Amount, and (c) contain such other provisions as Weeks and Duke shall mutually agree which are necessary or appropriate to achieve such objective and permitting a deceased partner's estate to elect to terminate its deficit make-up election.

         (ii) A commitment by Duke OP to use commercially reasonable efforts to maintain at all times during the period commencing at the effective time of the OP Merger and ending on the tenth anniversary thereof an amount of outstanding Duke OP indebtedness that is treated as "recourse debt" within the meaning of Treasury Regulation ss. 1.752-1(a)(1) equal to or greater than the aggregate amount of Duke OP recourse indebtedness as to which one or more current or future partners of Duke OP have agreed, or will agree in the future, to bear the economic risk of loss through deficit make-up obligations, indemnity agreements, or otherwise (the "Target Recourse Debt Amount"). The Duke limited partners who were limited partners of Weeks OP immediately prior to the OP Merger shall be permitted to assume deficit make-up obligations which will cause them to bear the economic risk of loss of up to an aggregate of up to $100 million and in the future will be given proportionate opportunities to increase such amounts on the same basis as is provided generally to limited partners of Duke OP. Notwithstanding the foregoing, Duke OP shall have the right to cause the amount of outstanding Duke OP indebtedness that is treated as recourse debt within the meaning of Treasury Regulation ss. 1.752-1(a)(1) to fall below the Target Recourse Debt Amount if the general partner of Duke OP determines, in good faith, that such action is in the best economic interest of Duke OP and its partners (without taking into account the tax consequences of taking such action).

         (iii) Appropriate provisions to replicate in the Duke OP partnership agreement the terms of the outstanding Series A, Series C and Series D classes of preferred OP Units, including all relevant distribution and tax allocation provisions. In addition, the allocations provided in the amended and restated Duke OP partnership agreement will have substantial economic effect, within the meaning of Section 704(b)(2) of the Code, and the partnership agreement will provide that no liabilities of Duke OP will be allocated under Section 752 of the Code to the holder of the Duke OP preferred partnership units issued to the current holder of the Series C Preferred Partnership Units of Weeks OP.

         (iv) A provision requiring approval of the Asset Committee of the Duke Board of any proposed sale of properties acquired from Weeks OP in the OP Merger which have an aggregate gross value in excess of $50 million, with all properties that are sold as part of a single transaction or in one or more related transactions being aggregated to determine whether the $50 million threshold is exceeded, if it is reasonably likely that the proposed sale will result in adverse tax consequences to the unitholder or


                                    Exh. J-1
holders who contributed such properties to Weeks OP. This approval requirement shall terminate after the tenth anniversary of the Closing Date.

         (v) A provision requiring Duke and Duke OP to use of the "traditional method" under Treasury Regulation ss. 1.704-3(b) to account for differences between the tax basis of the properties acquired from Weeks OP in the OP Merger and their agreed upon value, including any such basis-value differentials that existed which such properties were originally acquired by Weeks OP.

         (vi) Provisions providing for the assumption by Duke and Duke OP of the lock-up restrictions and other undertakings set forth in Section 3.1(m)(iii) of the Weeks Disclosure Letter.

         (vii) Provide for the withdrawal of the current General Partner, Duke, from Duke OP to be replaced by a wholly owned subsidiary of Duke as the new General Partner and in connection therewith, to provide for the transfer of Duke's General Partner units to the new General Partner. Duke will remain a limited partner in Duke OP.

         (viii) Allow for pledges of units in Duke OP without the consent of the General Partner. Duke OP shall not, however, become subject to or assume any liabilities or obligations, or become bound in any other way pursuant to such pledges.

         (ix) Allow for uncertificated OP Units.


                                    Exh. J-2